                                  EXHIBIT 10.6

                             INDUSTRIAL SPACE LEASE

                                              File No.
                                                      --------------------------

                             INDUSTRIAL SPACE LEASE
                              (SINGLE TENANT NET)

   THIS LEASE, dated February 16, 1994 for reference purposes only, is made by and between Renco Bayside Investors, a California limited partnership ("Landlord"), and SIGMA DESIGNS INC., a California corporation ("Tenant"), to be effective and binding upon the parties as of the date the last of the designated signatories to this Lease shall have executed this Lease (the "Effective Date of this Lease").

                                   ARTICLE 1
                                   REFERENCES

   1.1 REFERENCES: All references in this Lease (subject to any further clarifications contained in this Lease) to the following terms shall have the following meaning or refer to the respective address, person, date, time period, amount, percentage, calendar year or fiscal year as below set forth:

A.  Tenant's Address for Notices:    Sigma Designs, Inc.
                                   ---------------------------------------------
                                     46501 Landing Parkway
                                   ---------------------------------------------
                                     Fremont, CA  94538
                                   ---------------------------------------------

B.  Tenant's Representative:         Mr. Thinh Tran
                              --------------------------------------------------
               Phone Number:         (510) 770-0100
                              --------------------------------------------------

C.  Landlord's Address for Notices:  Renco Bayside Investors
                                     -------------------------------------------
                                     1285 Oakmead Parkway
                                     -------------------------------------------
                                     Sunnyvale, CA  94086
                                     -------------------------------------------

D.  Landlord's Representative:       Mr. William N. Neidig
                                ------------------------------------------------
                 Phone Number:       (408) 730-5500
                                ------------------------------------------------

E.  Intended Commencement Date:      April 1, 1994
                                 -----------------------------------------------

F.  Intended Term:                   60 months
                    ------------------------------------------------------------

G.  Lease Expiration Date:       60 months following the Lease Commencement Date
                            ----------------------------------------------------

H.  Tenant's Punchlist Period:       Ten (10) business days
                                ------------------------------------------------

I.  First Month's Prepaid Rent:      $27,845.00
                                 -----------------------------------------------

J.  Last Month's Prepaid Rent:       N/A
                                ------------------------------------------------

K.  Tenant's Security Deposit:       $32,908.00
                                ------------------------------------------------

L.  Late Charge Amount:              Five (5%) percent of the Delinquent Amount
                         -------------------------------------------------------

M.  Tenant's Required Liability Coverage:   $3,000,000 Combined Single Limit
                                           -------------------------------------

N.  Brokers:                         Ms. Linda Costello
              ------------------------------------------------------------------
                                     Renault & Handley
              ------------------------------------------------------------------


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     O. Property: That certain real property situated in the City of_____________________, County of______________________, State of California,
as presently improved with one building, which real property is shown on the Site Plan attached hereto as Exhibit "A" and is commonly known as or otherwise described as follows:

                                           Rnco 41
                                           46501 Landing Parkway
                                           Fremont, CA 94538

     P. Building: That certain Building within the Property in which the Leased Premises are located, which Building is shown outlined in red on Exhibit "A" hereto.

     Q. Outside Areas: The "Outside Areas" shall mean all areas within the Property which are located outside the buildings, such as pedestrian walkways, parking areas, landscaped areas, open areas and enclosed trash disposal areas.

     R. Leased Premises: All the interior space within the Building, consisting of approximately 50,628 square feet and, for purposes of this Lease, agreed to contain said number of square feet. The Leased Premises are commonly known as or otherwise described as follows:

     That certain building identified as Renco 41, located at

                                         46501 Landing Parkway
                                         Fremont, CA 94538

     S. Base Monthly Rent: The term "Base Monthly Rent" shall mean the following:

Months 1 -12        $27,845 per month
Months 13-60        $32,908 per month

     T. Permitted Use:  The term "Permitted Use" shall mean the following:


      Research and development, manufacture, warehousing and storage of products and materials owned by Tenant and office and administration and other lawful uses consistent with the CC&Rs for the Property.

     U. Exhibits: The term "Exhibits" shall mean the Exhibits to this Lease which are described as follows:

     Exhibit "A" - Site Plan showing the Property and delineating the Building in which the Leased Premises are located.
     Exhibit "B" - Floor Plan outlining the Leased Premises.
     Exhibit "D" - Acceptance Agreement


     V. Addenda: The term "Addenda" shall mean the Addendum (or Addenda) to this Lease which is (or are) described as follows:

     First Addendum to Lease


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                                   ARTICLE 2

                      LEASED PREMISES, TERM AND POSSESSION

     2.1 DEMISE OF LEASED PREMISES: Landlord hereby leases to Tenant and Tenant hereby leases from Landlord for Tenant's own use in the conduct of Tenant's business and not for purposes of speculating in real estate, for the Lease Term and upon the terms and subject to the conditions of this Lease, that certain interior space described in Article 1 as the Leased Premises, reserving and excepting to Landlord the exclusive right to [INSERT 1] to be derived from any assignments or sublettings by Tenant during the Lease Term by reason of the appreciation in the fair market rental value of the Leased Premises. Tenant's lease of the Leased Premises, together with the appurtenant right to use the Outside Areas as described in Paragraph 2.2 below, shall be conditioned upon and be subject to the continuing compliance by Tenant with (i) all the terms and conditions of this Lease, (ii) all Laws governing the use of the Leased
Premises and the Property [INSERT 2] (iii) all Private Restrictions, easements and other matters now of public record respecting the use of the Leased Premises and the Property, and (iv) all reasonable rules and regulations from time to time established by Landlord.

     [See Addendum Section 2.1]
     2.2 RIGHT TO USE OUTSIDE AREAS: As an appurtenant right to Tenant's right to the use and occupancy of the Leased Premises, Tenant shall have the right to use the Outside Areas in conjunction with its use of the Leased Premises solely for the purposes for which they were designed and intended and for no other purposes whatsoever. Tenant's right to so use the Outside Areas shall be subject to the limitations on such use as set forth in Article 4 and shall terminate concurrently with any termination of this Lease.

     2.3 LEASE COMMENCEMENT DATE AND LEASE TERM: The term of this Lease shall begin, and the Lease Commencement Date shall be deemed to have occurred, on the Intended Commencement Date (as set forth in Article 1) unless either (i) Landlord is unable to deliver possession of the Leased Premises to Tenant on the Intended Commencement Date, in which case the Lease Commencement Date shall be as determined pursuant to Paragraph 2.4 below or (ii) Tenant enters into possession of the Leased Premises prior to the Intended Commencement Date for the conduct of its business in which case the Lease Commencement Date shall be as determined pursuant to Paragraph 2.7 below (the "Lease Commencement Date"). The term of this Lease shall end on the Lease Expiration Date (as set forth in Article 1), irrespective of whatever date the Lease Commencement Date is determined to be pursuant to the foregoing sentence. The Lease Term shall be that period of time commencing on the Lease Commencement Date and ending on the Lease Expiration Date (the "Lease Term").

     2.4 DELIVERY OF POSSESSION: Landlord shall deliver to Tenant possession of the Leased Premises on or before the Intended Commencement Date (as set forth in Article 1) in their presently existing condition, broom clean, unless Landlord shall have agreed, as a condition to Tenant's obligation to accept possession of the Leased Premises pursuant to a written Addenda attached to and made a part of this Lease, to modify existing interior improvements or to make, construct and/or install additional specified improvements within the Leased Premises or to the Outside Areas, in which case Landlord shall deliver to Tenant possession of the Leased Premises on or before the Intended Commencement Date is so modified and/or improved [INSERT 3]. If Landlord is unable to so deliver possession of the Leased Premises to Tenant in the agreed condition on or before the Intended Commencement Date, for whatever reason [INSERT 4], Landlord shall not be in default under this Lease, nor shall this Lease be void, voidable or cancellable by Tenant until the lapse of one hundred twenty days after the Intended Commencement Date (the "delivery grace period"); however, the Lease Commencement Date shall not be deemed to have occurred until such date as Landlord notifies Tenant that the Leased Premises are in the agreed condition and are Ready for Occupancy. Additionally, the delivery grace period above set forth shall be extended for such number of days as Landlord may be delayed in making the agreed improvements and/or delivering possession of the Leased Premises to Tenant by reason of Force Majeure or the actions of Tenant. If Landlord is unable to deliver possession of the Leased Premises in the agreed condition to Tenant within the described delivery grace period (including any extensions thereof by reason of Force Majeure or the actions of Tenant
[INSERT 5] then Tenant's sole remedy shall be to cancel and terminate this Lease, and in no event shall Landlord be liable in damages to Tenant for such delay. Tenant may not cancel this Lease at any time after the date Landlord notifies Tenant that the Leased Premises have been put into the agreed condition and are Ready for Occupancy, unless Landlord's notice is not given in good faith.

     [See Addendum Section 2.4]
     2.5 ACCEPTANCE OF POSSESSION: Tenant acknowledges that it has inspected the Leased Premises and is willing to accept them in their existing condition, broom clean, unless Landlord shall have agreed, as a condition to Tenant's obligation to accept possession of the Leased Premises pursuant to a written Addenda attached to and made a part of this Lease, to modify existing interior improvements or to make, construct and/or install specified improvements within the Leased Premises, in which case Tenant agrees to accept possession of the Leased Premises when Landlord has substantially completed such modifications or improvements and the Leased Premises are Ready for Occupancy. If Landlord shall have so modified existing improvements or constructed additional improvements within the Leased Premises for Tenant, Tenant shall, within Tenant's Punchlist Period (as set forth in Article 1) which shall commence on the date that Landlord notifies Tenant that the agreed improvements have been completed and the Leased Premises are Ready for Occupancy, submit to Landlord a punchlist of all incomplete and/or improper work performed by Landlord. Upon the expiration of Tenant's Punchlist Period, Tenant shall be conclusively deemed to have accepted the Leased Premises in their then-existing condition as so delivered by Landlord to Tenant, except as to those items reasonably set forth in the punchlist submitted to Landlord prior to the expiration of said period. Landlord agrees to correct all items reasonably set forth in Tenant's punchlist, provided that such punchlist was submitted to Landlord within Tenant's Punchlist Period. Additionally, Landlord agrees to place in good working order all existing plumbing, lighting, heating, ventilating and air conditioning systems within the Leased Premises and all man doors and roll-up truck doors serving the Leased Premises to the extent that such systems and/or items are not in good operating condition as of the date Tenant accepts possession of the Leased Premises; provided that, and only if, Tenant notifies Landlord in writing of such failures or deficiencies within ten business days from the date Tenant so accepts possession of the Leased Premises.

     [See Addendum Section 2.5]
     2.6 SURRENDER OF POSSESSION: Immediately prior to the expiration or upon the sooner termination of this Lease, Tenant shall remove all of Tenant's signs from the exterior of the Building and shall remove all of Tenant's equipment, trade fixtures, furniture, supplies, wall decorations and other personal property from within the Leased Premises, the Building and the Outside Areas, and shall vacate and surrender the Leased Premises, the Building, the Outside Areas and the Property to Landlord in the same condition, broom clean, as existed at the Lease Commencement Date, reasonable wear and tear excepted. Tenant shall repair all damage to the Leased Premises, the exterior of the Building and the Outside Areas caused by Tenant's removal of Tenant's property. Tenant shall patch and refinish, to Landlord's reasonable satisfaction, all penetrations made by Tenant or its employees to the floor, walls or ceiling of the Leased Premises, whether such penetrations were made with Landlord's approval or not. Tenant shall repair or replace all stained or damaged ceiling tiles, wall coverings and floor coverings to the reasonable satisfaction of Landlord. Tenant shall repair all damage caused by Tenant to the exterior surface of the Building and the paved surfaces of the Outside Areas and, where necessary, replace or resurface same. Additionally, Tenant shall, prior to the expiration or sooner termination of this Lease, remove any improvements constructed or installed by Tenant which Landlord requests be so removed by Tenant and repair all damage caused by such removal. If the Leased Premises, the Building, the Outside Areas and the Property are not surrendered to Landlord in the condition required by this Paragraph at the expiration or sooner termination of this Lease. Landlord may, at Tenant's expense, so remove Tenant's signs, property and/or improvements not so removed and make such repairs and replacements not so made or hire, at Tenant's expense, independent contractors to perform such work. Tenant shall be liable to Landlord for all costs incurred by Landlord in returning the Leased Premises, the Building and the Outside Areas to the required condition, together with interest on all costs so incurred from the date paid by Landlord at the then maximum rate of interest not prohibited or made usurious by Law until paid. Tenant shall pay to Landlord the amount of all costs so incurred plus

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interest as above set forth within ten days of Landlord's billing Tenant for same. Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in so surrendering the Leased Premises, including, without limitation, any claims made by any succeeding tenant or any losses to Landlord due to lost opportunities to lease to succeeding tenants.
     [See Addendum Section 2.6]

     2.7 EARLY OCCUPANCY: If Tenant enters into possession of the Leased Premises prior to the Intended Commencement Date (or permits its contractors to enter the Leased Premises prior to the Intended Commencement Date), for the conduct of Tenant's business, unless otherwise agreed in writing by Landlord, the Lease Commencement Date shall be deemed to have occurred on such sooner date, and Tenant shall be obligated to perform all its obligations under this Lease, including the obligation to pay rent, from that sooner date.

                                   ARTICLE 3:
                    RENT, LATE CHARGES AND SECURITY DEPOSITS

     3.1 BASE MONTHLY RENT: Commencing on the Lease Commencement Date (as determined pursuant to Paragraph 2.3 above) and continuing throughout the Lease Term, Tenant shall pay to Landlord, without prior demand therefore, in advance on the first day of each calendar month, as base monthly rent, the amount set forth as "Base Monthly Rent" in Article 1 (the "Base Monthly Rent").

     3.2 ADDITIONAL RENT: Commencing on the Lease Commencement Date (as determined pursuant to Paragraph 2.3 above) and continuing throughout the Lease Term, in addition to the Base Monthly Rent, Tenant shall pay to Landlord as additional rent (the "Additional Rent") the following amounts:

          A. An amount equal to all Property Operating Expenses (as defined in Article 13) incurred by Landlord. Payment shall be made by whichever of the following methods (or combination of methods) is (are) from time to time designated by Landlord:

              (1) Landlord may bill to Tenant, on a periodic basis not more frequently than monthly, the amount of such expenses (or group of expenses) as paid or incurred by Landlord, and Tenant shall pay to Landlord the amount of such expenses within ten days after receipt of a written bill therefore from Landlord; and/or

              (2) Landlord may deliver to Tenant Landlord's reasonable estimate of any given expense (such as Landlord's Insurance Costs or Real Property Taxes), or group of expenses, which it anticipates will be paid or incurred for the ensuing calendar or fiscal year, as Landlord may determine, and Tenant shall pay to Landlord an amount equal to the estimated amount of such expenses for such year in equal monthly installments during such year with the installments of Base Monthly Rent provided Tenant receives ten (10) days prior written notice before inclusion in the first installment of Base Monthly Rent.

              (3) Landlord reserves the right to change from time to time the methods of billing Tenant for any given expense or group of expenses or the periodic basis on which such expenses are billed.

          B. Landlord's share of the consideration received by Tenant upon certain assignments and sublettings as required by Article 7;

          C. Any legal fees and costs that Tenant is obligated to pay or reimburse to Landlord pursuant to Article 13; and

          D. Any other charges or reimbursements due Landlord from Tenant pursuant to the terms of this Lease other than late charges and interest on defaulted rent.
     [See Addendum Section 3.2]

     3.3 YEAR-END ADJUSTMENTS: If Landlord shall have elected to bill Tenant for the Property Operating Expenses (or any group of such expenses) on an estimated basis in accordance with the provisions of Paragraph 3.2A(2) above, Landlord shall furnish to Tenant within three months following the end of the applicable calendar year or fiscal year, as the case may be, a statement setting forth (i) the amount of such expenses paid or incurred during the just ended calendar or fiscal year, as appropriate, and (ii) the amount that Tenant has paid to Landlord for credit against such expenses for such period. If Tenant shall have paid more than its obligation for such expenses for the stated period, Landlord shall, at its election, either (i) credit the amount of such overpayment toward the next ensuing payment or payments of Additional Rent that would otherwise be due or (ii) refund in cash to Tenant the amount of such overpayment. If such year-end statement shall show that Tenant did not pay its obligation for such expenses in full, then Tenant shall pay to Landlord the amount of such underpayment within ten days from Landlord's billing of same to Tenant. The provisions of this Paragraph shall survive the expiration or sooner termination of this Lease.
     [See Addendum Section 3.3]

     3.4 LATE CHARGE AND INTEREST ON RENT IN DEFAULT: Tenant acknowledges that the late payment by Tenant of any monthly installment of Base Monthly Rent or any Additional Rent will cause Landlord to incur certain costs and expenses not contemplated under this Lease, the exact amounts of which are extremely difficult or impractical to fix. Such costs and expenses will include, without limitation, administration and collection costs and processing and accounting expenses. Therefore, if any installment of Base Monthly Rent is not received by Landlord from Tenant within six calendar days after the same becomes due, Tenant shall immediately pay to Landlord a late charge in an amount equal to the amount set forth in Article 1 as the "Late Charge Amount", and if any Additional Rent is not received by Landlord within six calendar days after same becomes due, Tenant shall immediately pay to Landlord a late charge in an amount equal to five percent (5%) of the Additional Rent not so paid. Landlord and Tenant agree that this late charge represents a reasonable estimate of such costs and expenses and is fair compensation to Landlord for the anticipated loss Landlord would suffer by reason of Tenant's failure to make timely payment. In no event shall this provision for a late charge be deemed to grant to Tenant a grace period or extension of time within to pay any rental installment or prevent Landlord from exercising any right or remedy available to Landlord upon Tenant's failure to pay each rental installment due under this Lease when due, including the right to terminate this Lease. If any rent remains delinquent for a period in excess of ten calendar days, then, in addition to such late charge, Tenant shall pay to Landlord interest on any rent that is not so paid from said tenth
(10th) day at the then maximum rate of interest not prohibited or made usurious by Law until paid.
     [See Addendum Section 3.4]

     3.5 PAYMENT OF RENT: All rent shall be paid in lawful money of the United States, without any abatement, reduction or offset for any reason whatsoever, except as otherwise specifically provided otherwise in this Lease, to Landlord at such address as Landlord may designate from time to time. Tenant's obligation to pay Base Monthly Rent and all Additional Rent shall be appropriately prorated at the commencement and expiration of the Lease Term.
The failure by Tenant to pay any Additional Rent as required pursuant to this Lease when due shall be treated the same as a failure by Tenant to pay Base Monthly Rent when due, and Landlord shall have the same rights and remedies against Tenant as Landlord would have if Tenant failed to pay the Base Monthly Rent when due.

     3.6  PREPAID RENT:  Tenant has paid to Landlord the amount set forth in
Article 1 as "First Month's Prepaid Rent" as prepayment of rent for credit against the first installments of Base Monthly Rent due hereunder.

     3.7 SECURITY DEPOSIT: Tenant has deposited with Landlord the amount set forth in Article 1 as the "Security Deposit" as security for the performance by Tenant of the terms of this Lease to be performed by Tenant, and not as prepayment of rent. Landlord may apply such portion or portions of the Security Deposit as are reasonably necessary for the following purposes: (i) to remedy any default by



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Tenant in the payment of Base Monthly Rent or Additional Rent or a late charge or interest on defaulted rent; (ii) to repair damage to the Leased Premises, the Building or the Outside Areas caused by Tenant; (iii) to clean and repair the Leased Premises, the Building or the Outside Areas following their surrender to Landlord if not surrendered in the condition required pursuant to the provisions of Article 2; and (iv) to remedy any other default of Tenant to the extent permitted by Law including, without limitation, paying in full on Tenant's behalf any sums claimed by materialmen or contractors of Tenant to be owing to them by Tenant for work done or improvements made at Tenant's request to the Leased Premises. In this regard, Tenant hereby waives any restriction on the uses to which the Security Deposit may be applied as contained in Section 1950.7(c) of the California Civil Code and/or any successor statute. In the event the Security Deposit or any portion thereof is so used, Tenant shall pay to Landlord, promptly upon demand, an amount in cash sufficient to restore the Security Deposit to the full original sum. Landlord shall not be deemed a trustee of the Security Deposit. Landlord may use the Security Deposit in Landlord's ordinary business and shall not be required to segregate it from its general accounts. Tenant shall not be entitled to any interest on the Security Deposit. If Landlord transfers the Building or the Property during the Lease Term, Landlord may pay the Security Deposit to any subsequent owner in conformity with the provision of Section 1950.7 of the California Civil Code and/or any successor statue, in which event the transferring landlord shall be released from all liability for the return of the Security Deposit. Tenant specifically grants to Landlord (and Tenant hereby waives the provisions of the California Civil Code Section 1950.7 to the contrary a period of sixty days following a surrender of the Leased Premises by Tenant to Landlord within which to restore the Security Deposit (less permitted deductions) to Tenant, it being agreed between Landlord and Tenant that sixty days is a reasonable period of time within which to inspect the Leased Premises, make required repairs, receive and verify workmen's billing therefore, and prepare a final accounting with respect to such deposit. In no event shall the Security Deposit, or any portion thereof, be considered prepaid rent.

                                   ARTICLE 4:
                    USE OF LEASED PREMISES AND OUTSIDE AREA

     4.1 PERMITTED USE: Tenant shall be entitled to use the Leased Premises solely for the "Permitted Use" as set forth in Article 1 and for no other purpose whatsoever. Tenant shall continuously and without interruption use the Leased Premises for such purpose for the entire Lease Term. Any discontinuance of such use for a period of thirty consecutive calendar days shall be, at Landlord's election, a default by Tenant under the terms of this Lease. Tenant shall have the right to use the Outside Areas in conjunction with its Permitted Use of the Leased Premises solely for the purposes for which they were designed and intended and for no other purposes whatsoever.

      [See Addendum Section 4.1]
      4.2 GENERAL LIMITATIONS ON USE: Tenant shall not do or permit anything to be done in or about the Leased Premises, the Building, the Outside Areas or the Property which does or could (i) jeopardize the structural integrity of the Building or (ii) cause damage to any part of the Leased Premises, the Building, the Outside Areas or the Property. Tenant shall not operate any equipment within the Leased Premises which does or could (i) injure, vibrate or shake the Leased Premises or the Building, (ii) damage, overload or impair the efficient operation of any electrical, plumbing, heating, ventilating or air conditioning systems within or servicing the Leased Premises or the Building or (iii) damage or impair the efficient operation of the sprinkler system (if any) within or servicing the Leased Premises or the Building. Tenant shall not install any equipment or antennas on or make any penetrations of the exterior walls or roof of the Building. Tenant shall not affix any equipment to or make any penetrations or cuts in the floor, ceiling or walls of the Leased Premises. Tenant shall not place any loads upon the floors, walls, ceiling or roof systems which could endanger the structural integrity of the Building or damage its floors, foundations or supporting structural components.
Tenant shall not place any explosive, flammable or harmful fluids or other waste materials in the drainage systems of the Leased Premises, the Building, the Outside Areas or the Property. Tenant shall not drain or discharge any fluids in the landscaped areas or across the paved areas of the Property. Tenant shall not use any of the Outside Areas for the storage of its materials, supplies, inventory or equipment, and all such materials, supplies, inventory or equipment shall at all times be stored within the Leased Premises.
Tenant shall not commit nor permit to be committed any waste in or about the Leased Premises, the Building, the Outside Areas or the Property.

     [See Addendum Sections 4.2 and 6.1]
     4.3 NOISE AND EMISSIONS: All noise generated by Tenant in its use of the Leased Premises shall be confined or muffled so that it does not interfere with the businesses of or annoy the occupants and/or users of adjacent properties. All dust, fumes, odors and other emissions generated by Tenant's use of the Leased Premises shall be sufficiently dissipated in accordance with sound environmental practices and exhausted from the Leased Premises in such a manner so as not to interfere with the businesses of or annoy the occupants and/or users of adjacent properties, or cause any damage to the Leased Premises, the Building, the Outside Areas or the Property or any component part thereof or the property of adjacent property owners.

     4.4 TRASH DISPOSAL: Tenant shall provide trash bins (or other adequate garbage disposal facilities) within the trash enclosure areas provided or permitted by Landlord outside the Leased Premises sufficient for the interim disposal of all of its trash, garbage and waste. All such trash, garbage and waste temporarily stored in such areas shall be stored in such a manner so that it is not visible from outside of such areas, and Tenant shall cause such trash, garbage and waste to be regularly removed from the Property at Tenant's sole cost. Tenant shall at all times keep the Leased Premises, the Building, the Outside Areas and the Property in a clean, safe and neat condition free and clear of all trash, garbage, waste and/or boxes, pallets and containers containing same at all times.


     4.5 PARKING: Tenant shall not, at any time, park or permit to be parked any recreational vehicles, inoperative vehicles or equipment in the Outside Areas or on any portion of the Property. Tenant agrees to assume responsibility for compliance by its employees and invitees with the parking provisions contained herein. If Tenant or its employees park any vehicle within the Property in violation of these provisions, then Landlord may, in addition to any other remedies Landlord may have under this Lease, charge Tenant, as Additional
Rent, and Tenant agrees to pay, as Additional Rent, Ten Dollars per day for each day or partial day that each such vehicle is so parked within the Property.


     4.6 SIGNS: Other than one business identification sign which is first approved by Landlord in accordance with this Paragraph, Tenant shall not place or install on or within any portion of the Leased Premises, the exterior of the Building, the Outside Areas or the Property any sign, advertisement, banner, placard, or picture which is visible from the exterior of the Leased Premises. Tenant shall not place or install on or within any portion of the Leased Premises, the exterior of the Building, The Outside Areas or the Property any business identification sign which is visible from the exterior of the Leased Premises until Landlord shall have first approved in writing the location, size, content, design, method of attachment and material to be used in the making of such sign. Any sign, once approved by Landlord, shall be installed only in strict compliance with Landlord's approval, at Tenant's expense, using a person first approved by Landlord to install same. Landlord may remove any signs (which have not been first approved in writing by Landlord), advertisements, banners placards or pictures so placed by Tenant on or within the Leased Premises, the exterior of the Building, the Outside Areas or the Property and charge to Tenant the cost of such removal, together with any costs incurred by Landlord to repair any damage caused thereby, including any cost incurred to restore the surface upon which such sign was so affixed to its original condition. Tenant shall remove all of Tenant's signs, repair any damage caused thereby, and restore the surface upon which the sign was affixed to its original condition, all to Landlord's reasonable satisfaction, upon the termination of this Lease.
     [See Addendum Section 4.6]

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

     4.7 COMPLIANCE WITH LAWS AND PRIVATE RESTRICTIONS: Tenant shall abide by and shall promptly observe and comply with, at its sole cost and expense, all Laws and Private Restrictions respecting the use and occupancy of the Leased Premises, the Building, the Outside Areas or the Property including, without limitation, all Laws governing the use and/or disposal of hazardous materials, and shall defend with competent counsel, indemnify and hold Landlord harmless, from any claims, damages or liability resulting from Tenant's failure to do so. The indemnity provision of this Paragraph shall survive the expiration or sooner termination of this Lease, with respect to any activities of Tenant occurring on or about the Property while Tenant was in possession of the Leased Premises.

     [See Addendum Section 4.7]

     4.8 COMPLIANCE WITH INSURANCE REQUIREMENTS: With respect to any insurance policies required or permitted to be carried by Landlord in accordance with the provisions of this Lease, Tenant shall not conduct nor permit any other person to conduct any activities nor keep, store or use nor allow any other person to keep, store or use any item or thing within the Leased Premises, the Building, the Outside Areas of the Property which (i) is prohibited under the terms of any or such policies, (ii) could result in the termination of the coverage afforded under any of such policies, (iii) could give to the insurance carrier the right to cancel any of such policies, or (iv) could cause an increase in the rates (over standard rates) charged for the coverage afforded under any of such policies. Tenant shall comply with all requirements to any insurance company, insurance underwriter, or Board of Fire Underwriters which are necessary to maintain, at standard rates, the insurance coverage carried by either Landlord or Tenant pursuant to this Lease.

     [See Addendum Section 4.8]

     4.9 LANDLORD'S RIGHT TO ENTER: Landlord and its agents shall have the right to enter the Leased Premises during normal business hours after giving Tenant reasonable notice and subject to Tenant's reasonable security measures for the purpose of (i) inspecting the same; (ii) showing the Leased Premises to prospective purchasers, mortgages or tenants; (iii) making necessary alterations, additions or repairs; (iv) performing any of Tenant's obligations when Tenant has failed to do so. Landlord shall have the right to enter the Leased Premises during normal business hours (or as other wise agreed), subject to Tenant's reasonable security measures, for purposes of supplying any maintenance or services agreed to be supplied by Landlord. Landlord shall have the right to enter the Outside Areas during normal business hours for purposes of (i) inspecting the exterior of the Building, and the Outside Areas, (ii) posting notices of non-responsibility, and (iii) supplying any services to be provided by Landlord. Any entry into the Leased Premises or the Outside Areas obtained by Landlord in accordance with the Paragraph shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Leased Premises, or an eviction, actual or constructive of Tenant from the Leased Premises or any portion thereof.

     [See Addendum Section 4.9]

     4.10 USE OF OUTSIDE AREAS: Tenant, in its use of the Outside Areas, shall at all times keep the Outside Areas in a safe condition free and clear of all materials, equipment, debris, trash (except within existing enclosed trash areas), inoperable vehicles, and other items which are not specifically permitted by Landlord to be stored or located thereon by Tenant. If, in the opinion of Landlord, unauthorized persons are using any of the Outside Areas by reason of, or under claim of, the express or implied authority or consent of Tenant, then Tenant, upon demand of Landlord, shall restrain, to the fullest extent then allowed by Law, such unauthorized use, and shall initiate such appropriate proceedings as may be required to so restrain such use.

     4.11 RULES AND REGULATIONS: Landlord shall have the right from time to time to establish reasonable and nondiscriminatory rules and regulations and/or amendments or additions thereto respecting the use of the Leased Premises and the Outside Areas for the cure and orderly management of the Property.
[INSERT 6] Upon delivery to Tenant of a copy of such rules and regulations or any amendments or additions thereto, Tenant shall comply with such rules and regulations. A violation by Tenant of any of such rules and regulations after expiration of any applicable cure period shall constitute a default by Tenant under this Lease. If there is a conflict between the rules and regulations and any of the provisions of this Lease, the provisions of this Lease shall prevail. Landlord shall not be responsible or liable to Tenant for the violation of such rules and regulations by any other tenant of the Property.

     4.12 ENVIRONMENTAL PROTECTION: Landlord may voluntarily cooperate in a reasonable manner with the efforts of all government agencies in reducing actual or potential environmental damage. Tenant shall not be entitled to terminate this Lease or to any reduction in or abatement of rent by reason of such compliance or cooperation. Tenant agrees at all times to cooperate fully with Landlord and to abide by all rules and regulations and requirements which Landlord may reasonably prescribe in order to comply with the requirements and recommendations of governmental agencies regulating, or otherwise involved in, the protection of the environment.

     [See Addendum Section 4.12]

                                   ARTICLE 5
                  REPAIRS, MAINTENANCE, SERVICES AND UTILITIES

     5.1 REPAIR AND MAINTENANCE: Except in the case of damage to or destruction of the Leased Premises, the Building, the Outside Areas or the Property caused by an Act of God or other peril, in which case the provisions of Article 10 shall control, the parties shall have the following obligations and responsibilities with respect to the repair and maintenance of the Leased Premises, the Building and the Outside Areas.

     [See Addendum Section 5.1]

     A. Tenant's Obligation: Tenant shall, at all times during the Lease Term and at its sole cost and expense, regularly clean and continuously keep and maintain in good order, condition and repair the Leased Premises and every part thereof including, without limiting the generality of the foregoing. (i) all interior walls, floors, and ceilings, (ii) all windows, doors and skylights,
(iii) al electrical wiring, conduits, connectors and fixtures, (iv) all plumbing, pipes, sinks, toilets, faucets and drains, (v) all lighting fixtures, bulbs and lamps, and all heating, ventilating and air condition equipment, and
(vii) all entrance ways to the Leased Premises. Tenant, if requested to do so by Landlord, shall hire at Tenant's sole cost and expense, a licensed heating, ventilating and air conditioning contractor for regularly and periodically (not less frequently than every three months) inspect and perform required maintenance on the heating, ventilating and air conditioning equipment and systems serving the Leased Premises, or alternatively, Landlord may, at its election, contract in its own name for such regular and periodic inspections of and maintenance on such heating, ventilating and air conditioning equipment and systems and charge to Tenant, as Additional Rent, the cost thereof Tenant shall, at all times during the Lease Term, keep in a clean and safe condition the Outside Areas. Tenant shall regularly and periodically sweep and clean the driveways and parking areas [Subject to paragraph 9.3 of this Lease.]. Tenant shall, at his sole cost and expense, repair all damage to the Leased Premises, the Building, the Outside Areas or the Property caused by the activities of Tenant, its employees, invitees or contractors promptly following written notice from Landlord to so repair such damage. If Tenant shall fail to perform the required maintenance or fail to make repairs required of its pursuant to this Paragraph within a reasonable period of time following notice from Landlord to do so, then Landlord may at its election and without waiving any other remedy it may otherwise have under this lease or at Law, perform such maintenance or make such repairs and charge to Tenant, as Additional Rent, the costs incurred by Landlord for same.

     B. Landlord's Obligation: Landlord shall, at all times during the Lease Term, maintain in good condition and repair; (i) the exterior and structural parts of the Building (including the foundation, subflooring, load-bearing and exterior walls, and roof); and (ii) the landscaped areas located outside the Building. The provisions of this Subparagraph B shall in no way limit the right of Landlord to charge to Tenant, as Additional Rent pursuant to Article 3 (to the extent permitted pursuant to Article 3), the costs incurred by Landlord in performing such maintenance and/or making such repairs [See Addendum 5.1.B]

     5.2 UTILITIES: Tenant shall arrange, at its sole cost and expense and in its own name, for the supply of gas and electricity to the Leased Premises. In the event that such services are not separately interested, Tenant shall, at its sole expense, cause such meters to be installed. Landlord shall maintain the water meter(s) in its own name: provided, however, that if at any time during the Lease Term Landlord shall require Tenant to put the water service in Tenant's name. Tenant shall do so at Tenant's sole cost. Tenant shall be responsible for determining if the local supplier of water, gas and electricity can supply the needs of Tenant and whether or not the existing water, gas and electrical distribution systems within the Building and the Leased Premises are adequate for Tenant's needs. Tenant shall be responsible for determining if the existing sanitary and storm sewer systems now servicing the Leased Premises and the Property are adequate for Tenant's needs. Tenant shall pay all charges for water, gas, electricity, and storm and sanitary sewer services as so supplied to the Leased Premises, irrespective of whether or not the services are maintained in Landlord's or Tenant's name.

     5.3 SECURITY: Tenant acknowledges that Landlord has not undertaken any duty whatsoever to provide security for the Leased Premises, the Building, the Outside Areas or the Property and, accordingly, Landlord is not responsible for the security of same or the protection of Tenant's property or Tenant's employees, invitees or contractors. To the extent Tenant determines that such security or protection services are advisable or necessary, Tenant shall arrange for and pay the costs of providing same.

     5.4 ENERGY AND RESOURCE CONSUMPTION: Landlord may voluntarily cooperate in a reasonable manner with the efforts of governmental agencies and/or utility suppliers in reducing energy or other resource consumption within the Property. Tenant shall not be entitled to terminate this Lease or to any reduction in or abatement of rent by reason of such compliance or cooperation. Tenant agrees at all times to cooperate fully with Landlord and to abide by all reasonable rules established by Landlord (i) in order to maximize the efficient operation of the electrical, heating, ventilating and air conditioning systems and all other energy or other resource consumption systems within the Property and/or (ii) in order to comply with the requirements and recommendations of utility suppliers and governmental agencies regulating the consumption of energy and/or other resources.

     [SEE ADDENDUM 15.4]

     5.5 LIMITATION OF LANDLORD'S LIABILITY: Landlord shall not be liable to Tenant for injury to Tenant, its employees, agents, invitees or contractors, damage to Tenant's property or loss of Tenant's business or profits, nor shall Tenant be entitled to terminate this Lease or to any reduction in or abatement of rent by reason of (i) Landlord's failure to provide security services or systems within the Property for the protection of the Leased Premises, the Building or the Outside Areas, or the Property until Tenant shall have first notified Landlord, in writing, of the need for such maintenance or repairs, and then only after Landlord shall have had a reasonable period of time following its receipt of such notice within which to perform such maintenance or repairs, or (iii) any failure, interruption, rationing or other curtailment in the supply of water, electric current, gas or other utility service to the Leased Premises, the Building, the Outside Areas or the Property from whatever cause (other than Landlord's sole active negligence or willful misconduct), or (iv) the unauthorized intrusion or entry into the Leased Premises by third parties (other than Landlord).

     [SEE ADDENDUM 15.5]

                                   ARTICLE 6:
                          ALTERATIONS AND IMPROVEMENTS

     6.1 BY TENANT: Tenant shall not make any alterations to or modifications of the Leased Premises or construct any improvements within the Leased Premises until Landlord shall have first approved, in writing, the plans and specifications therefore, which approval shall not be unreasonably withheld. All such modifications, alterations or improvements, once so approved, shall be made, constructed or installed by Tenant at Tenant's expense (including all permit fees and governmental charges related thereto), using a licensed contractor first approved by Landlord, in substantial compliance with the Landlord-approved plans and specifications therefore. All work undertaken by Tenant shall be done in accordance with all Laws and in a good and workmanlike manner using new materials of good quality. Tenant shall not commence the making of any such modifications or alterations or the construction of any such improvements until (i) all required governmental approvals and permits shall have been obtained, (ii) all requirements regarding insurance imposed by the Lease have been satisfied, (iii) Tenant shall have given Landlord at least five business days prior written notice of its intention to commence such work so that Landlord may post and file notices of non-responsibility, and (iv) if requested by Landlord, Tenant shall have obtained contingent liability and broad form builder's risk insurance in an amount satisfactory to Landlord to cover any perils relating to the proposed work not covered by insurance carried by Tenant pursuant to Article 9. In no event shall Tenant make any modifications, alterations or improvements whatsoever to the Outside Areas or the exterior or structural components of the Building including, without limitation, any cuts or penetrations in the floor, roof or exterior walls of the Leased Premises. As used in this Article, the term "modifications, alterations and/or improvements" shall include, without limitation, the installation of additional electrical outlets, overhead lighting fixtures, drains, sinks, partitions, doorways, or the like.

     [SEE ADDENDUM 16.1]

     6.2 OWNERSHIP OF IMPROVEMENTS: [INSERT B] All modifications, alterations and improvements made or added to the Leased Premises by Tenant (other than Tenant's inventory, equipment, movable furniture, wall decorations and trade fixtures) shall be deemed real property and a part of the Leased Premises, but shall remain the property of Tenant during the Lease Term. Any such modifications, alterations or improvements, once completed, shall not be altered or removed from the Leased Premises during the Lease Term without Landlord's written approval first obtained in accordance with the provisions of Paragraph
6.1 above. At the expiration or sooner termination of this Lease, all such modifications, alterations and improvements other than Tenant's inventory, equipment, movable furniture, wall decorations and trade fixtures) if not removed by Tenant shall automatically become the property) Landlord and shall be surrendered to Landlord as a part of the Leased Premises as required pursuant to Article 2, unless Landlord shall require Tenant to remove any of such modifications, alterations or improvements in accordance with the provisions of
Article 2, in which case Tenant shall so remove same. Landlord shall have no obligations to reimburse to Tenant all or any portion of the cost or value of any such modifications, alterations or improvements so surrendered to Landlord. All modifications, alterations or improvements which are installed or constructed on or attached to the Leased Premises by Landlord at Landlord's expense shall be deemed real property and a part of the Leased Premises and shall be the property of Landlord. All lighting, plumbing, electrical, heating, ventilating and air conditioning fixtures, partitioning, window coverings, wall coverings and floor coverings installed by Tenant shall be deemed improvements to the Leased Premises and not trade fixtures of Tenant.

     [SEE ADDENDUM PARAGRAPHS 2.6 AND 6.2]

     6.3 ALTERATIONS REQUIRED BY LAW: Tenant shall make all modifications, alterations and improvements to the Leased Premises, at its sole cost, that are required by any Law because of (i) Tenant's particular use or occupancy of the Leased Premises, the Building, the Outside Areas of the Property, (ii) Tenant's application for any permit or governmental approval, or (iii) Tenant's making of any modifications, alterations or improvements to or within the Leased Premises. If Landlord shall, at any time during the Lease Term, be required by any governmental authority to make any modifications, alterations or improvements to the Building or the Property, to cost incurred by Landlord in making such modifications, alterations or improvements, including [INSERT 9] per annum shall be amortized by Landlord over the useful life of such modifications, alterations or improvements, as determined in accordance with generally accepted accounting standards, and the monthly amortized cost of such modifications, alterations and improvements as so amortized shall be considered a Property Maintenance Cost. [INSERT 10]

     [SEE ADDENDUM 14.7]

     6.4 LIENS: Tenant shall keep the Property and every part thereof free from any liens (INSERT 11) and shall pay when due all bills ensuing out of any work performed, materials furnished, or obligations incurred by Tenant, its agents, employees or contractors relating to the Property. If any such claim or lien is recorded against Tenant's interest in this Lease, the Property or any part thereof. Tenant shall loan against, discharge or otherwise cause such lien to be Tenant released within ten days after receipt of written notice from Landlord that the same has been so recorded. Tenant's failure to do so shall be conslusively deemed a material default under the terms of this Lease.

                                  ARTICLE 7
                     ASSIGNMENT AND SUBLETTING BY TENANT

     7.1 BY TENANT: Tenant shall not sublet the Leased Premises for any portion thereon or assign or encumber its interest in this Lease, whether voluntarily or by operation of Law, without Landlord's prior written consent first obtained in accordance with the provisions of this Article 7 (INSERT 12). Any attempted subletting, assignment or encumbrance without Landlord's prior written consent, at Landlord's election, shall constitute a default by Tenant under the terms of this Lease. The acceptance of rent by Landlord from any person or entity other than Tenant, or the acceptance of rent by Landlord from Tenant with knowledge of a violation of the provisions of this Paragraph, shall not be deemed to be a waiver by Landlord of any provision of this Article or this Lease or to be a consent to any subletting by Tenant or any assignment or encumbrance of Tenant's interest in this Lease. (See Addendum 17.1)

     7.2 MERGER OR REORGANIZATION: If Tenant is a corporation, any dissolution, merger, consolidation or other reorganization of Tenant, or the sale or other transfer in the aggregate over the Lease Term of a controlling percentage of the capital stock of Tenant, shall be deemed a voluntary assignment of Tenant's interest in this Lease. The phrase "controlling percentage" means the ownership of and the right to vote stock possessing more than fifty percent of the total combined voting power of all classes of Tenant's capital stock issued, outstanding and entitled to vote for the election of directors. If Tenant is a partnership, a withdrawal or change, voluntary, involuntary or by operation of Law, of any general partner, or the dissolution of the partnership, shall be deemed a voluntary assignment of Tenant's interest in this Lease. (See Addendum 17.2)

     7.3 LANDLORD'S ELECTION: If Tenant shall desire to assign its interest under this Lease or to sublet the Leased Premises, Tenant must first notify Landlord, in writing, of its intent to so assign or sublet, at least fifteen
(15) days in advance of the date it intends to so assign its interest in this Lease or sublet the Leased Premises but not sooner than one hundred eighty days in advance of such date, specifying in detail the terms of such proposed assignment or subletting, including the name of the proposed assignee or sublessee, the proposed assignee's or sublessee's intended use of the Leased Premises, a current financial statement of such proposed assignee or sublessee, the form of documents to be used in effectuating such assignment or subletting and such other information as Landlord may reasonably request. Landlord shall have a period of fifteen days following receipt of such notice and the required information within which to do one of the following: (i) consent to such requested assignment or subletting subject to Tenant's compliance with the conditions set forth in Paragraph 7.4 below or (ii) refuse to so consent to such requested assignemt or subletting, provided that such consent shall not be unreasonably refused. During said fifteen day period, Tenant covenants and agrees to supply to Landlord, upon request, all necessary or relevant information which Landlord may reasonably request respecting such proposed assignment of subletting and/or the proposed assignee or sublessee.

     7.4 CONDITIONS TO LANDLORD'S CONSENT: If Landlord elects to consent, or shall have been ordered to so consent by a court of competent jurisdiction, to such requested assignment, subletting or encumbrance, such consent shall be expressly conditioned upon the occurrence of each of the conditions below set forth, and any purported assignment, subletting or encumbrance made or ordered prior to the full and complete satisfaction of each of the following conditions shall be void and, at the election of Landlord, which election may be exercised at any time following such a purported assignment, subletting or encumbrance but prior to the satisfaction of each of the stated conditions, shall constitute a material default by Tenant under this Lease until cured by satisfying in full each such condition by the assignee, sublessee or encumbrancer. The conditions are as follows: (See Addendum 17.4)

          A. Landlord having approved in form and substance the assignment or sublease agreement for the encumbrance agreements, which approval shall not be unreasonably withheld by Landlord if the requirements of this Article 7 are otherwise complied with.

          B. Each such assignee having agreed, in writing satisfactory to Landlord and its counsel and for the benefit of Landlord, to assume, to be bound by, and to perform the obligations of this Lease to be performed by Tenant for, in the case of an encumbrance, each such encumbrancer having similarly agreed to assume, be bound by and to perform Tenant's obligations upon a foreclosure or transfer in lieu thereof. (INSERT 13)

          C. Tenant having reimbursed to Landlord all reasonable costs and reasonable attorneys' fees incurred by Landlord in conjunction with the processing and documentation of any such requested subletting, assignment or encumbrance.

          D. Tenant having delivered to Landlord a complete and fully-executed duplicate original of such sublease agreement, assignment agreement or encumbrance (as applicable) and all related agreements.

          E. Tenant having paid, or having agreed in writing to pay as to future payments, to Landlord 50 percent of all assignment consideration or excess rentals to be paid to Tenant or to any other on Tenant's behalf or for Tenant's benefit for such assignment or subletting as follows:

               (1) If Tenant assigns its interest under this Lease and if all or a portion of the consideration for such assignment is to be paid by the assignee at the time of the assignment, that Tenant shall have paid to Landlord and Landlord shall have received an amount equal to fifty percent of the assignment consideration so paid or to be paid (whichever is the greater at the time of the assignment by the assignee; or

               (2) If Tenant assigns its interest under this Lease and if Tenant is to receive all or a portion of the consideration for such assignment in future installments, that Tenant and Tenant's assignee shall have entered into a written agreement with and for the benefit of Landlord satisfactory to Landlord and its counsel whereby Tenant and Tenant's assignee jointly agree to pay to Landlord an amount equal to 50 percent of all such future assignment consideration installments to be paid by such assignee as and when such assignment consideration is so paid.

               (3) If Tenant subleases the Leased Premises, that Tenant and Tenant's sublessee shall have entered into a written agreement with and for the benefit of Landlord satisfactory to Landlord and its counsel whereby Tenant and Tenant's sublessee jointly agree to pay to Landlord 50 percent of all excess rentals to be paid by such sublessee as and when such excess rentals are so paid.

     7.5 ASSIGNMENT CONSIDERATION AND EXCESS RENTALS DEFINED: For purposes of this Article, the term "assignment consideration" shall mean all consideration to be paid by the assignee to Tenant or to any other on Tenant's behalf or for Tenant's benefit as consideration for such assignment, less any commission paid by Tenant to a licensed real estate broker for arranging such assignment.

(not to exceed then standard rates), and the term "excess rentals" shall mean all consideration to be paid by the sublessee to Tenant or to any other on Tenant's behalf or for Tenant's benefit for the sublease of the Leased Premises in excess of the rent due to landlord under the terms of this Lease for the same period, less any commissions paid by Tenant to a licensed real estate broker for arranging such sublease (not to exceed then standard rates). Tenant agrees that the portion of any assignment consideration and/or excess rentals arising from any assignment or subletting by Tenant which is to be paid to landlord pursuant to this Article now is and shall then be the property of Landlord and not the property of Tenant.

                     See Addendum Paragraphs 7.2 and 7.5

        7.6 PAYMENTS: All payments required by this Article to be made to Landlord shall be made in cash in full as and when they become due. At the time Tenant, Tenant's assignee or sublessee makes each such payment to Landlord, Tenant or Tenant's assignees or sublessee, as the case may be, shall deliver to Landlord an itemized statement in reasonable detail showing the method by which the amount due Landlord was calculated and certified by the party making such payment as true and correct.

        7.7 GOOD FAITH: The rights granted to Tenant by this Article are granted in consideration of Tenant's express convenant that all pertinent allocations which are made by Tenant between the rental value of the Leased Premises and the value of any of Tenant's personal property which may be conveyed or leased generally concurrently with and which may reasonably be considered a part of the same transaction as the permitted assignment or subletting shall be made fairly, honestly and in good faith. If Tenant shall breach this Covenant of Good Faith, Landlord may immediately declare Tenant to be in default under the terms of this Lease and terminate this Lease and/or exercise any other rights and remedies Landlord would have under the terms of this Lease in the case of a material default by Tenant under this Lease.

                          See Addendum Paragraph 7.7

        7.8 EFFECT OF LANDLORD'S CONSENT: No subletting, assignment or encumbrance, even with the consent of Landlord, shall relieve Tenant of its personal and primary obligation to pay rent and to perform all of the other obligations to be performed by Tenant hereunder. Consent by landlord to one or more assignments or encumbrances of Tenant's interest in this Lease or to one or more sublettings of the Leased Premises shall not be deemed to be a consent to any subsequent assigment, encumbrance or subletting. If Landlord shall have been ordered by a court of competent jurisdiction to consent to a requested assignment or subletting, or such an assignment or subletting shall have been ordered over the objection of Landlord, such assignment or subletting shall not be binding between the assignee (or sublesee) and Landlord until such time as all conditions set forth in Paragraph 7.4 above have been fully satisfied (to the extent not then satisfied by the assignee or sublesee, including, without limitation, the payment to Landlord of all agreed assignment considerations and/or excess rentals then due Landlord.


                                  ARTICLE 8:
               LIMITATION ON LANDLORD'S LIABILITY AND INDEMNITY

        8.1 LIMITATION ON LANDLORD'S LIABILITY AND RELEASE: Landlord shall not be liable to Tenant for, and Tenant hereby releases Landlord and its partners, principals, officers, agents and employees from, any and all liability, whether in contract, tort or on any other basis, for any injury to or any damage sustained by Tenant, Tenant's agents, employees, contractors or invitees: any damage in Tenant's property; or any loss to Tenant's business, loss of Tenant's profits or other financial loss of Tenant resulting from or attributable to the condition of, the management of, the repair or maintenance of, the protection of, the supply of services or utilities to, the damage to or destruction of the Leased Premises, the Building, the Project or the Common Areas, including without limitation (i) the failure, interruption, rationing or other curtailment or cessation in the supply of electricity, water, gas or other utility serivce to the Project, the Building or the Leased Premises; (ii) the vandalism or forcible entry into the Building or the Leased Premises; (iii) the penetration of water into or onto any portion of the Leased Premises through roof leaks or otherwise; (iv) the failure to provide security and/or adequate lighting in or about the Project, the Building or the Leased Premises; (v) the existence of any design or construction defects within the Project, the Building or the Leased Premises; (vi) the failure of any mechanical systems to function properly such as the HVAC systems; (vii) in the blockage of access to any portion of the Project, the Building or the Leased Premises, except that Tenant does not so release Landlord from such liability to the extent such damage was proximately caused by Landlord's active negligence, willful misconduct, or Landlord's failure to perform an obligation expressly undertaken pursuant to this Lease after a reasonable period of a time shall have lapsed following receipt of written notice from Tenant to so perform such obligation. In this regard, Tenant acknowledges that it is fully apprised of the provisions of Law relating to releases, and particularly to those provision contained in Section 15-12 of the California Civil Code which reads as follows:

                A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

Notwithstanding such statutory provision, and for the purpose of implementing a full and complete release and discharge, Tenant hereby (i) waives the benefit of such statutory provision and (ii) acknowledges that, subject to the exceptions specifically set forth herein, the release and discharge set forth in this Paragraph is a full and complete settlement and release and discharge of all claims and is intended to include in its effect, without limitation, all claims which Tenant, as of the date hereof, does not know of or suspect to exist in its favor.

                          See Addendum Paragraph 8.1

        8.2 TENANTS INDEMNIFICATION OF LANDLORD: Tenant shall defend with competent counsel satisfactory to landlord any claims made or legal actions filed or threatened against Landlord with respect to the violation of any law, or the death, bodily injury, personal injury, property damage, or intereference with contractual or property rights suffered by any third party including other tenants within the Project occurring within the Leased Premises or resulting from Tenant's use or occupancy of the Leased Premises, the Building or the Outside Areas, or resulting from Tenant's activities in or about the Leased Premises, the Building, the Outside Areas or the Property, and Tenant shall indemnify and hold Landlord, Landlord's principals, employees, agents and contractors harmless from any loss, liability, penalties, or expense whatsoever including any loss attributable to vacant space which otherwise would have been leased, but for such activities resulting therefrom, except to the extent proximately caused by the active negligence or willful misconduct of Landlord. This indemnity agreement shall survive until the latter to occur of (i) the date of the expiration, or sooner termination, of this Lease, or (ii) the date Tenant actually vacates the Leased Premises.

                          See Addendum Paragraph 8.2

                                  ARTICLE 9:

        9.1 TENANT'S INSURANCE: Tenant shall maintain insurance complying with all of the following:

        A. Tenant shall procure, pay for and keep in full force and effect, at all times during the Lease Term, the following:

        (1) Commercial general liability insurance insuring Tenant against liability for personal injury, bodily injury, death and damage to property occurring within the Leased Premises, or resulting from Tenant's use or occupancy of the Leased Premises, the Building, the Outside Areas or the Property, or resulting from Tenant's activities in or about the Leased Premises or the Property with combined single limit coverage of not less than the amount of Tenant's Required Liability Coverage (as set forth in Article I), which insurance shall contain a "broad from liability" endorsement insuring Tenant's performance of tenant's obligation to indemnify Landlord as contained in Article 8.2 -- (or an equivalent endorsement having the same effect).

        (2) Fire and property damage insurance in so-called "fire and extended coverage" form insuring Tenant against loss from physical damage to Tenant's personal property, inventory, trade fixtures and improvements within the Leased Premises with coverage that Tenant deems reasonably necessary for its protection

        (4) Pressure vessel insurance, if applicable:

        (6) Workers' compensation insurance and any other employee benefit insurance sufficient to comply with all Laws; and

        (7) With respect to making of alterations or the construction of improvements or the like undertaken by Tenant, contingent liability and builder's risk insurance, in an amount and with coverage reasonably satisfactory to Landlord.

     B. Each policy of liability insurance required to be carried by Tenant pursuant to this Paragraph or actually carried by Tenant with respect to the Leased Premises or the Property (i) shall, with respect to insurance required by Subparagraph (1) above, name Landlord, and such others as are designated by Landlord, as additional insureds; (ii) shall be primary insurance providing that the insurer shall be liable for the full amount of the loss, up to and including the total amount of liability set forth in the declaration of coverage, without the right of contribution from or prior payment by any other insurance coverage of Landlord; (iii) shall be in a form reasonably satisfactory to Landlord; (iv) shall be carried with companies reasonably acceptable to Landlord; (v) shall provide that such policy shall not be subject to cancellation, lapse or material change except after at least thirty days prior written notice to Landlord; and (vi) shall contain a so-called "severability" or "cross liability" endorsement. Each policy of property insurance maintained by Tenant with respect to the Leased Premises or the Property or any property therein (i) shall provide that such policy shall not be subject to cancellation, lapse or reduction in coverage except after at least thirty days prior written notice to Landlord and (ii) shall contain a waiver and/or a permission to waive by the insurer of any right of subrogation against Landlord, its principals, officers, employees, agents and contractors, which might arise by reason of any payment under such policy or by reason of any act or omission of Landlord, its principals, officers, employees, agents or contractors.
     C. Prior to the time Tenant or any of its contractors enters the Leased Premises, Tenant shall deliver to Landlord, with respect to each policy of insurance required to be carried by Tenant pursuant to this Article, a copy of such policy (appropriately authenticated by the insurer as having been issued, premium paid or a certificate of the insurer certifying in form reasonably satisfactory to Landlord that a policy has been issued, premium paid, providing the coverage required by this Paragraph and containing the provisions specified herein. With respect to each renewal or replacement of any such insurance, the requirements of this Paragraph must be complied with not less than thirty days prior to the expiration or cancellation of the policy being renewed or replaced. Landlord may, at any time and from time to time, inspect and/or copy any and all insurace policies required to be carried by Tenant pursuant to this Article. If Landlord's Lender, insurance broker or advisor or counsel reasonably determines at any time that the amount of coverage set forth in Paragraph 9.1A for any policy of insurance Tenant is required to carry pursuant to this Article is not adequate, then Tenant shall increase the amount of coverage for such insurance to such greater amount as Landlord's Lender, insurance broker or advisor or counsel reasanably deems adequate: provided, however, such increased level of coverage may not exceed the level of coverage for such insurance commonly carried by comparable business similarly situated and operating under similar circumstances.

     9.2  LANDLORD'S INSURANCE: With respect to insurance maintained by
Landlord:

     A. Landlord shall maintain, as the minimum coverage required of it by this Lease, fire and property damage insurance in so-called "fire and extended coverage" from insuring Landlord (and such others as Landlord may designate) against loss from physical damage to the Building with coverage of not less than ninety percent of the full actual replacement cost thereof and against loss of rents for a period of not less than six months. Such fire and property damage insurance, at Landlord's election but without any requirements on Landlord's behalf to do so, (i) may be written in so-called "all risk" form, excluding only those perils commonly excluded from such coverage by Landlord's then property damage insurer; (ii) may provide coverage for physical damage to the improvements so insured for up to the entire full actual replacement cost thereof; (iii) may be endorsed to cover loss or damage caused by any additional periods against which Landlord may elect to insure, including earthquake and/or flood; (iv) may provide coverage for loss of rents for a period of up to twelve months; and/or (v) may contain "deductibles" not less than Two Thousand Five Hundred Dollars ($2,500) and not exceeding Twenty Thousand Dollars ($20,000) per occurrence (or up to ten percent of the Building's replacement value in the case of earthquake and/or flood insurance). Landlord shall not be required to cause such insurance to cover any of Tenant's personal property, inventory and trade fixtures, or any modifications, alterations or improvements made or constructed by Tenant to or within the Leased Premises.

     B. Landlord shall maintain comprehensive general liability insurance insuring Landlord (and such others as are designated by Landlord) against liability for personal injury, bodily injury, death, and damage to property occurring in, on or about, or resulting from the use or occupancy of the Property, or any portion thereof, with combined single limit coverage of at least Two Million Dollars. Landlord may carry such greater coverage as Landlord or Landlord's Lender, insurance broker or advisor or counsel may from time to time determine is reasonably necessary for the adequate protection of Landlord and the Property, provided that such insurance is reasonable in light of what is customarily carried by similar landlords of similar property.

     C. Landlord may maintain any other insurance which in the opinion of its insurance broker or advisor or legal counsel is prudent in carry under the given circumstances. [INSERT 14]

        [See Addendum Section 9.2]

     9.3 MUTUAL WAIVER OF SUBROGATION: Notwithstanding anything to the contrary in this Lease, Landlord hereby releases Tenant, and Tenant hereby releases Landlord and its respective principals, officers, agents, employees and servants, from any and all liability for loss, damage or injury to the property of the other in or about the Leased Premises or the Property which is caused by or results from a peril or event or happening which would be covered by insurance required to be carried by the party sustaining such loss under the terms of this Lease, or is covered by insurance actually carried and in force at the time of the loss, or which [INSERT 15] [INSERT 16].

                                 ARTICLE 10:
                          DAMAGE TO LEASED PREMISES


     10.1 LANDLORD'S DUTY TO RESTORE: If the Leased Premises, the Building or the Outside Areas are damaged by any peril after the Effective Date of this Lease, Landlord shall restore the same, as and when required by this Paragraph, unless this Lease is terminated by Landlord pursuant to Paragraph 10.3 or by Tenant pursuant to Paragraph 10.4. If this Lease is not so terminated, then upon the issuance of all necessary governmental permits, Landlord shall commence and diligently prosecute to completion the restoration of the Leased Premises, the Building or the Outside

Areas, as the case may be, to the extent then allowed by Law, to substantially the same condition in which it existed as of the Lease Commencement Date. Landlord's obligation to restore shall be limited to the improvements constructed by Landlord. Landlord shall have no obligation to restore any improvements made by Tenant to the Leased Premises of any of Tenant's personal property, inventory or trade fixtures. Upon completion of the restoration by Landlord, Tenant shall forthwith replace or fully repair all of Tenant's personal property, inventory, trade fixtures and other improvements constructed by Tenant to like or similar condition as existed at the time of such damage or destruction.

     10.2 INSURANCE PROCEEDS: All insurance proceeds available from the life and property damage insurance carried by Landlord shall be paid to and become the property of Landlord. If this Lease is terminated pursuant to either Paragraph 10.3 or 10.4 all insurance proceeds available from insurance carried by Tenant which cover loss of property that is Landlord's property or would become Landlord's property on termination of this Lease shall be paid to and become the property of Landlord, and the remainder of such proceeds shall be paid to and become the property of Tenant. If this Lease is not terminated pursuant to either Paragraph 10.3 or 10.4 all insurance proceeds available from insurance carried by Tenant which cover loss to property that is Landlord's property shall be paid to and become the property of Landlord, and all proceeds available from such insurance which cover loss to property which would only become the property of Landlord upon the termination of this Lease shall be paid to and remain the property of Tenant. [INSERT 17]

     10.3 LANDLORD'S RIGHT TO TERMINATE: Landlord shall have the option to terminate this Lease in the event any of the following occurs, which option may be exercised only by delivery to Tenant of a written notice of election to terminate within thirty days after the date of such damage or destruction:

     A. The Building is damaged by any peril covered by valid and collectible insurance actually carried by Landlord and in force at the time of such damage or destruction (an "insured peril") to such an extent that the estimated cost to restore the Building exceeds the lesser of (i) the insurance proceeds available from insurance actually carried by Landlord, or (ii) seventy-five percent of the then actual replacement cost thereof;

     B. The Building is damaged by an uninsured peril, which peril Landlord was required to insure against pursuant to the provisions of Article 9 of this Lease, to such an extent that the estimated cost to restore the Building exceeds the lesser of (i) the insurance proceeds which would have been available had Landlord carried such required insurance, or (ii) seventy-five percent of the then actual replacement cost thereof;

     C. The Building is damaged by an uninsured peril, which peril Landlord was not required to insure against pursuant to the provisions of Article 9 of this Lease, to any extent.

     D. The Building is damaged by any peril and, because of the Laws then in force, the Building (i) can not be restored at reasonable cost or (ii) if restored, can not be used for the same use being made thereof before such damage.

     [See Addendum Paragraph 10.3]

     10.4 TENANT'S RIGHT TO TERMINATE: If the Leased Premises, the Building or the Outside Areas are damaged by any peril and Landlord does not elect to terminate this Lease or is not entitled to terminate this Lease pursuant in this Article, then within thirty (30) days after the date of the damage, Landlord shall furnish Tenant with the written opinion of Landlord's architect or construction consultant as to when the restoration work required of Landlord may be complete. Tenant shall have the option to terminate this Lease in the event any of the following occurs, which option may be exercised in the case of A or B below only by delivery to Landlord of a written notice of election to terminate within seven days Tenant receives from Landlord the estimate of the time needed to complete such restoration:

       A. If the time estimated to substantially complete the restoration exceeds nine months from and after the date of such damage; or

       B. If the damage occurred within nine months of the last day of the Lease Term and the time estimated to substanially complete the restoration exceeds ninety days from and after the date such restoration is commenced; or

       C. Landlord does not complete the restoration within nine months from the date of the damage, provided that such nine month period of time shall be extended for such number of days as Landlord may be delayed by reason of Force Majeure and provided further that Tenant shall have the right to terminate this Lease if the Leased Premises are not substantially completed for any reason on or before that date that is eighteen (18) months after the date of the damage.

     10.5 TENANT'S WAIVER: Landlord and Tenant agree that the provisions of Paragraph 10.4 above, captioned ""Tenant's Right to Terminate'', are intended to supersede and replace the provisions contained in California Civil Code,
Section 1932, Subdivision 2, and California Civil Code, Section 1934, and accordingly, Tenant hereby waives the provisions of said Civil Code Sections and the provisions of any successor Code Sections or similar laws hereinafter enacted.

                                  ARTICLE II:
                                 CONDEMNATION

     11.1 TENANT'S RIGHT TO TERMINATE: Except as otherwise provided in Paragraph
11.4 below regarding temporary takings. Tenant shall have the option to terminate this Lease if, as a result of any taking, to all of the Leased Premises is taken on twenty (20%) percent or more or the Leased Premises is taken and the part of the Leased Premises that remains cannot, within a reasonable period of time, be made reasonably suitable for the continued operation of Tenant's business, or (iii) there is a taking of a portion of the Outside Areas and, as a result of such taking, Landlord cannot provide parking spaces within the Property (or within a reasonable distance therefrom) equal in number to at least eighty-five (85%) percent of the number of parking spaces existing within the Outside Areas immediately prior to such taking, whether by rearrangement of the remaining parking areas on the Outside Areas including, if Landlord elects, construction of multi-deck parking structures or restriping for compact cars where permitted by Laws. Tenant must exercise such option within a reasonable period of time, to be effective on the later to occur of
(i) the date that possession of that portion of the Leased Premises or the Outside Areas that is condemned is taken by the condemnor or (ii) the date Tenant vacated the Leased Premises.

     11.2 LANDLORD'S RIGHT TO TERMINATE: Except as otherwise provided in Paragraph 11.4 below regarding temorary takings. Landlord shall have the option to terminate this Lease if, as a result of any takings, for all or substantially all of the Leased Premises is taken, (ii) more than thirty-three and one-third percent of the Outside Areas is taken, or (iii) becuase of the Laws then in force, the Leased Premises may not be used for the same use being made thereof before such taking, whether or not restored as required by Paragraph 11.3 below. Any such option to terminate by Landlord must be exercisable within a reasonable period of time, to be effective as of the date possession is taken by the condemnor.

     11.3 RESTORATION: If any part of the Leased Premises, the Building or the Outside Areas is taken and this Lease is not terminated, then Landlord shall repair any damage occasioned thereby to the remainder thereof to a condition reasonably suitable for Tenant continued operations and otherwise, to the extent the practicable, in the manner and to the extent provided in Paragraph 10.1.

        11.4 TEMPORARY TAKING: If any portion of the Leased Premises is taken, this Lease shall remain in effect. If any portion of the Leased Premises is temporarily taken for a period which either exceeds one year or which extends beyond the Lease Expiration Date, then Tenant shall have the option to terminate this Lease, effective on the date possession is taken by the condemnor.

        11.5 DIVISION OF CONDEMNATION AWARD: Any award made for any taking of the Property, the Building, the Outside Areas or the Leased Premises, or any portion thereof, shall belong to and be paid to Landlord, and Tenant hereby assigns to Landlord all of its right, title and interest in any such award: provided, however, that Tenant shall be entitled to receive any portion of the award that is made specifically (i) for the taking of personal property, inventory or trade fixtures belong to Tenant, (ii) for the interruption of Tenant's business or its moving costs, (iii) for loss of Tenant's goodwill, and (iv) for any temporary taking where this Lease is not terminated as a result of such taking (Insert 18). The rights of Landlord and Tenant regarding any condemnation shall be determined as provided in this Article, and each party hereby waives the provisions of Section 1265.130 of the California Code of Civil Procedure, and the provisions of any similar law hereinafter enacted, allowing either party to petition the Superior Court to terminate this Lease and/or otherwise allocate condemnation awards between Landlord and Tenant in the event of a taking of the Leased Premises.

        11.6 ABATEMENT OF RENT: In the event of a taking of the Leased Premises which does not result in a termination of this Lease (other than a temporary taking), then, as of the date possession is taken by the condemning authority, the Base Monthly Rent shall be reduced in the same proportion that the area of that part of the Leased Premises so taken (less any addition to the area of the Leased Premises by reason of any reconstruction) bears to the area of the Leased Premises immediately prior to such taking. See Addendum Paragraph 11.6

        11.7 TAKING DEFINED: The term "taking" or "taken" as used in this
Article 11 shall mean any transfer or conveyance of all or any portion of the Property to a public or quasi-public agency or other entity having the power of eminent domain pursuant to or as a result of the exercise of such power by such an agency, including any inverse condemnation and/or any sale or tansfer by Landlord of all or any portion of the Porperty to such an agency under threat of condemnation or the exercise of such power.

                                 ARTICLE 12:
                             DEFAULT AND REMEDIES

        12.1 EVENTS OF TENANT'S DEFAULT: Tenant shall be in default of its obligations under this Lease if any of the following events occur:

        A. Tenant shall have failed to pay Base Monthly Rent or any Additional Rent within five (5) days after receiving written notice from Landlord; or

        B. Tenant shall have done or permitted to have done any act, use or thing in its use, occupancy or possession of the Leased Premises or the Building or the Outside Areas which is prohibited by the terms of this Lease; or

        C. Tenant shall have failed to perform any term, covenant or condition of this Lease, except those requiring the payment of Base Monthly Rent or Additional Rent, within thirty (30) days after written notice from Landlord to Tenant specifying the nature of such failure and requesting Tenant to perform same. See Addendum Paragraph 12.1

        D. Tenant shall have sublet the Leased Premises or assigned or encumbered its interest in this Lease in violation of the provisions contained in Article 7, whether voluntarily or by operation of Law; or

        E. Tenant shall have abandoned the Leased Premises; or

        F. Tenant or any Guarantor of this Lease shall have permitted or suffered the sequestration or attachment of, or execution on, or the appointment of a custodian or receiver with respect to, all or any substantial part of the property or assets of Tenant for such Guarantors or any property or asset essential to the conduct of Tenant's (or such Guarantors) business, and Tenant (or such Guarantor) shall have failed to obtain a return or release of the same within thirty days thereafter, or prior to sale pursuant to such sequestration, attachment or levy, whichever is earlier; or

        G. Tenant or any Guarantor of this Lease shall have made a general assignment of all or a substantial part of its assets for the benefit of its creditors; or

        H. Tenant or any Guarantor of this Lease shall have allowed [or sought] to have entered against it a decree or order which: (i) grants or constitutes an order for relief, appointment of a trustee, or confirmation or a reorganization plan under the bankruptcy laws of the United States; (ii) approves as properly filed a petition seeking liquidation or reorganization under said bankruptcy laws or any other debtor's relief law or similar statute of the United States or any state thereof; or (iii) otherwise directs the winding up or liquidation of Tenant; provided, however, if any decree or order was entered without Tenant's consent or over Tenant's objection. Landlord may not terminate this Lease pursuant to this Subparagraph if such decree or order is rescinded or reversed within thirty days after its original entry.

        I. Tenant or any Guarantor of this Lease shall have availed itself of the protection of any debtor's relief law, moratorium law or other similar Law which does not require the prior entry of a decree or order.

        12.2 LANDLORD'S REMEDIES: In the event of any default by Tenant, and without limiting Landlord's right to indemnification as provided in Article 8.2, Landlord shall have the following remedies, in addition to all other rights and remedies provided by Law or otherwise provided in this Lease, to which Landlord may resort cumulatively, or in the alternative:

        A. Landlord may, at Landlord's election, keep this Lease in effect and enforce, by an action at law or in equity, all of its rights and remedies under this Lease including, without limitation, (i) the right to recover the rent and other sums as they become due by appropriate legal action, (ii) the right to make payments required by Tenant, or perform Tenant's obligations and be reimbursed by Tenant for the cost thereof with interest at the then maximum rate of interest not prohibited by Law from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant, and (iii) the remedies of injunctive relief and specific performance to prevent Tenant from violating the terms of this Lease and/or to compel Tenant to perform its obligations under this Lease, as the case may be.

        B. Landlord may, at Landlord's election, terminate this Lease by giving Tenant written notice of termination, in which event this Lease shall terminate on the date set forth for termination in such notice. Any termination under this Subparagraph shall not relieve Tenant from its obligation to pay to Landlord all Base Monthly Rent and Additional Rent then or thereafter due, or any other sums due or thereafter accruing to Landlord, or from any claim against Tenant for damages previously accrued or then or thereafter accruing. In no event shall any one or more of the following actions by Landlord, in the absence of a written election by Landlord to terminate this Lease, consitute a termination of this Lease:

        (1) Appointment of a receiver or keeper in order to protect Landlord's interest hereunder:

        (2) Consent to any subletting of the Leased Premises or assignment of this Lease by Tenant, whether pursuant to the provisions hereof or otherwise; or

        (3) Any other action by Landlord or Landlord's agents intended to mitigate the adverse effects of any breach of this Lease by Tenant, including, without limitation, any action taken to maintain and preserve the Leased Premises or any action taken to relet the Leased Premises, or any portion thereof, for the account of Tenant and in the name of Tenant.

     C. In the event Tenant breaches this Lease and abandons the Leased Premises, Landlord may terminate this Lease, but this Lease shall not terminate unless Landlord gives Tenant written notice of termination. If landlord does not terminate this Lease by giving written notice of termination, Landlord may enforce all its rights and remedies under this Lease, including the right to recover rent as it becomes due under this Lease as provided in California Civil Code Section 1951.4, as in effect on the Effective Date of this Lease.

     D. In the event Landlord terminates this Lease, Landlord shall be entitled, at Landlord's election, to damages in an amount as set forth in California Civil Code Section 1951.2, as in effect on the Effective Date of this Lease. For purposes of computing damages pursuant to Section 1951.2, an interest rate equal to the maximum rate of interest then not prohibited by Law shall be used where permitted. Such damages shall include, without limitation:

        (1) The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided, computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco, at the time of award plus one percent; and

        (2) Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom, including without limitation, the following: (i) expenses for cleaning, repairing or restoring the Leased Premises; (ii) expenses for altering, remodeling or otherwise improving the Leased Premises for the purpose of reletting, including removal of existing leasehold improvements but excluding installation of additional leasehold improvements (regardless of how the same is funded, including reduction of rent, a direct payment or allowance to a new tenant, or otherwise; (iii) broker's fees allocable in the remainder of the term of the Lease, advertising costs and other expenses of reletting the Leased Premises; (iv) costs of carrying and maintaining the Leased Premises, such as taxes, insurance premiums, utility charges and security precautions;
(v) expenses incurred in removing, disposing of, and/or storing any of Tenant's personal property, inventory or trade fixtures remaining therein; (vi) attorneys' fees, expert witness fees, court costs and other reasonable expenses incurred by Landlord (but not limited to taxable costs) in retaking possession of the Leased Premises, establishing damages hereunder, and re-leasing the Leased Premises; and (vii) any other expenses, costs or damages otherwise incurred or suffered as a result of Tenant's default.

  12.3 LANDLORD'S DEFAULT AND TENANT'S REMEDIES: In the event Landlord fails to perform any of its obligations under this Lease, Landlord shall nevertheless not be in default under the terms of this Lease until such time as Tenant shall have first given Landlord written notice specifying the nature of such failure to perform its obligations, and then only after Landlord shall have had a reasonable period of time following its receipt of such notice within which to perform such obligations. In the event of Landlord's default as above set forth, then, and only then, Tenant shall have the following remedies only:

      A. Tenant may then proceed in equity or at law to compel Landlord to perform its obligations and/or to recover damages proximately caused by such failure to perform (except as and to the extent Tenant has waived its right to damages as provided in this Lease).

      B. Tenant, at its option, may then cure any default of Landlord at Landlord's cost. If, pursuant to this Subparagraph, Tenant reasonably pays any sum to any third party or does any act that requires the payment of any sum to any third party at any time by reason of Landlord's default, the sum paid by Tenant shall be immediately due from Landlord to Tenant at the time Tenant supplies Landlord with an invoice therefore (provided such invoice sets forth and is accompanied by a written statement of Tenant setting forth in reasonable detail the amount paid, the party to whom it was paid, the date it was paid, and the reasons giving rise to such payments together with interest at Prime Plus Two per annum from the date of such invoice until Tenant is reimbursed by Landlord. Tenant may not offset such sums against any installment of rent due Landlord under the terms of this Lease.


                         [INSERT 19]


  12.4 LIMITATION ON TENANT'S RECOURSE: If Landlord is a corporation, trust, partnership, joint venture, unincorporated association, or other form of business entity, Tenant agrees that (i) the obligations of Landlord under this Lease shall not constitute personal obligations of the officers, directors, trustees, partners, joint venturers, members, owners, stockholders, or other principals of such business entity; and (ii) Tenant shall have recourse only to the assets of such business entity for the satisfaction of such obligations and not against the assets of such officers, directors, trustees, partners, joint venturers, members, owners, stockholders or principals (other than to the extent of their interest in the assets owned by such business entity). Additionally, if Landlord is a partnership, then Tenant covenants and agrees:

      A. No partner of Landlord shall be sued or named as a party in any suit or action brought by Tenant with respect to any alleged breach of this Lease (except to the extent necessary to secure jurisdiction over the partnership and then only for that sole purpose);

      B. No service of process shall be made against any partner of Landlord except for the sole purpose of securing jurisdiction over the partnership; and

      C. No writ of execution will ever be levied against the assets of any partner of Landlord other than to the extent of his interest in the assets of the partnership.

Tenant further agrees that each of the foregoing covenants and agreements shall be enforceable by Landlord and by any partner of Landlord and shall be applicable to any actual or alleged misrepresentation or nondisclosure made respecting this Lease or the Leased Premises or any factual or alleged failure, default or breach of any covenant or agreement either expressly or implicitly contained in this Lease or imposed by statute or at common law.

  12.5 TENANT'S WAIVER: Landlord and Tenant agree that the provisions of Paragraph 12.3 above are intended to supersede and replace the provisions of California Civil Code Sections 1932(1), 1941 and 1942, and accordingly, Tenant hereby waives the provisions of California Civil Code Sections 1932(1), 1941 and 1942 and/or any similar or successor Law regarding Tenant's right to terminate this Lease or to make repairs and deduct the expenses of such repairs from the rent due under this Lease.

                                  ARTICLE 13
                              GENERAL PROVISIONS


  13.1 TAXES ON TENANT'S PROPERTY: Tenant shall pay before delinquency any and all taxes, assessments, license fees, use fees, permit fees and public charges of whatever nature or description levied, assessed or imposed against Tenant or Landlord by a governmental agency arising out of, caused by reason of or based upon Tenant's estate in this Lease. Tenant's ownership of property, improvements made by Tenant to the Leased Premises or the Outside Areas, improvements made by Landlord for Tenant's use within the Leased Premises or the Outside Areas. Tenant's use for estimated uses of public facilities or services or Tenant's consumption for estaimated consumption of public utilities, energy, water or other resources. Upon demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of these payments. If any such taxes, assessments, fees or public charges are levied against Landlord, Landlord's property, the Building or the Property, or if the assessed value of the Building or the Property is increased by the inclusion therein of a value placed upon same, then Landlord, after giving written notice to tenant shall have the rent, regardless of the reason thereof, to pay such taxes, assessment, fee or public charge and bill Tenant, as Additional Rent, the amount of such taxes, assessment, fee or public charge so paid on Tenant's behalf. Tenant shall, within ten days from the date it receives an invoice from Landlord setting forth the amount of such taxes, assessment, fee or public charge so levied, pay to Landlord, as Additional Rent, the amount set forth in said invoice. Failure by Tenant to pay the amount so invoiced within said ten day period shall be conclusively deemed a default by Tenant under this Lease. Tenant shall have the right, and the Landlord's full cooperation if Tenant is not then in default under the terms of this Lease, to bring suit in any court of competent jurisdiction to recover from the taxing authority the amount of any such taxes, assessment, fee or public charge so paid.

        12.2 HOLDING OVER: This Lease shall terminate without further notice on the Lease Expiration Date as set forth in Article II. Any holding over by Tenant after expiration of the Lease Term shall neither constitute a renewal nor extension of this Lease nor give Tenant any rights in or to the Leased Premises except as expressly provided in this Paragraph. Any such holding over shall be deemed an unlawful detainer on the Leased premises unless Landlord has consented to same. Any such holding over to which Landlord has consented shall be construed to be a tenancy from month to month, on the same terms and conditions herein specified insofar as applicable, except that the Base Monthly Rent shall be increased to an amount equal to one hundred fifty percent of the Base Monthly Rent payable during the last full month immediately preceding such holding over.

        13.3 SUBORDINATION TO MORTGAGES: This Lease is subject to and subordinate to all underlying ground leases, mortgages and deeds of trust which affect the Building or the Property and which are of public record as of the Effective Date of this Lease, and to all renewals, modifications, consolidations, replacements and extensions thereof. However, if the lessor under any such ground lease or any lender holding any such mortgage or deed of trust shall advise Landlord that it desires or requires this Lease to be made prior and superior thereto, then, upon written request of Landlord to Tenant, Tenant shall promptly execute, acknowledge and deliver any and all documents or instruments which Landlord and such lessor or lender deem necessary or desirable to make this Lease prior thereto. Tenant hereby consents to Landlord's ground leasing the land underlying the Building or the Property and/or encumbering the Building or the Property as security for future loans on such terms as Landlord shall desire, all of which future ground leases, mortgages or deeds of trust shall be subject to and subordinate to this Lease. However, if any lessor under any such future ground lease or any lender holding such future mortgage or deed of trust shall desire or require that this Lease be made subject to and subordinate to such future ground lease, mortgage or deed of trust, then Tenant agrees, within ten days after Landlord's written request therefore, to execute, acknowledge and deliver to Landlord any and all documents or instruments requested by Landlord or by such lessor or lender as may be necessary or proper to assure the subordination of this Lease to such future ground lease, mortgage or deed of trust, but only if such lessor or lender agrees in writing to recognize Tenant's rights under this Lease and agrees not to distrub Tenant's quiet possession of the Leased Premises so long as Tenant is not in default under this Lease. See Addemdum Paragraph 13.3.

        13.4 TENANT'S ATTORNMENT UPON FORECLOSURE: Tenant shall, upon request, attorn (i) to any purchaser of the Building or the Property at any foreclosure sale or private sale conducted pursuant to any security instrument encumbering the Building or the Property, (ii) to any grantee or transferee designated in any deed given in lieu of foreclosure of any security interest encumbering the Building or the Property, or (iii) to the lessor under any underlying ground lease of the land underlying the Building or the Property, should such ground lease be terminated; provided that such purchaser, grantee or lessor recognizes Tenant's rights under this Lease.

        13.5 MORTGAGEE PROTECTION: In the event of any default on the part of Landlord, Tenant will give notice by registered mail to any Lender or lessor under any underlying ground lease who shall have requested, in writing, to Tenant that it be provided with such notice, and Tenant shall offer such Lender or lessor a reasonable opportunity to cure the default, including time to obtain possession of the Leased Premises by power of sale or judicial foreclosure or other appropriate legal proceedings if reasonably necessary to effect a cure.

        13.8 ESTOPPEL CERTIFICATES: Tenant will, following any request by Landlord, promptly execute and deliver to Landlord an estoppel certificate (i) certifying that this Lease is unmodified and in full force and effect, or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect, (ii) stating the date to which the rent and other charges are paid in advance, if any, (iii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and (iv) certifying such other information about this Lease as may be reasonably requested by Landlord, its Lender or prospective lenders, investor or purchaser of the Building or the Property. Tenant's failure to execute and deliver such estoppel certificate within ten days after Landlord's request therefore shall be a material default by Tenant under this Lease, and Landlord shall have all of the rights and remedies available to Landlord as Landlord would otherwise have in the case of any other material default by Tenant, including the right to terminate this Lease and sue for damages proximately caused thereby, it being agreed and understood by Tenant that Tenant's failure to so deliver such estoppel certificate in a timely manner could result in Landlord being unable to perform committed obligations to other third parties which were made by Landlord in reliance upon this covenant of Tenant. Landlord and Tenant intend that any statement delivered pursuant to this Paragraph may be relied upon by any Lender or purchaser or prospective Lender or purchaser of the Building, the Property, or any interest herein. See Addendum Paragraph 13.6.

        13.7 TENANT'S FINANCIAL INFORMATION: Tenant shall, within ten business days after Landlord's request therefore, deliver to Landlord a copy of a current financial statement and any such other information reasonably requested by Landlord regarding Tenant's financial condition. Landlord shall be entitled to disclose such financial statements or other information to its Lender, to any present or prospective principal of or investor in Landlord, or to any prospective Lender or purchaser of the Building, the Property or any portion thereof or interest therein. Any such financial statement or other information shall be confidential and shall not be disclosed by Landlord to any third party except as specifically provided in this Paragraph, unless the same becomes a part of the public domain without the fault of Landlord.

        13.8 TRANSFER BY LANDLORD: Landlord and its successors in interest shall have the right to transfer their interest in the Building, the Property, or any portion thereof at any time and to any person or entity. In the event of any such transfer, the Landlord originally named herein and in the case of any subsequent transfer, the transferor, from the date of such transfer, (i) shall be automatically relieved, without any further act by any person or entity, of all liability for the performance of the obligations of the Landlord hereunder which may accrue after the date of such transfer and (ii) shall be relieved of all liability for the performance of the obligations of the Landlord hereunder which have accrued before the date of transfer if its transferee agrees to assume and perform all such prior obligations of the Landlord hereunder. Tenant shall attorn to any such transferee. After the date of any such transfer, the term "Landlord" as used herein shall mean the transferee of such interest in the Building or the Property.

        13.9 FORCE MAJEURE: The obligations of each of the parties under this Lease (other than the obligations to pay money) shall be temporarily excused if such party is prevented or delayed in performing such obligation by reason of any strikes, lockouts or labor disputes; inability to obtain labor, materials, fuels or reasonable substitutes therefore; governmental restrictions, regulations, controls, action or inaction; civil commotion; inclement weather, fire or other acts of God; or other causes (except financial inability) beyond the reasonable control of the party obligated to perform (including acts or omissions of the other party) for a period equal to the priod of any such prevention, delay or stoppage.

        13.10 NOTICES: Any notice required or desired to be given by a party regarding this Lease shall be in writing and shall be personally served, or in lieu of personal service may be given by depositing such notice in the United States mail, registered or certified, postage prepaid, addressed to the other party as follows:

        A. If addressed to Landlord, to Landlord at its Address for Notices (as set forth in Article 1).

        B. If addressed to Tenant, to Tenant at its Address for Notices (as set forth in Article 1) and after the Lease Commencement Date to Tenant at the Leased Premises.

Any notice given by registered mail shall be deemed to have been given on the third business day after its deposit in the United States mail. Any notice given by certified mail shall be deemed given on the date receipt was acknowledged to the postal authorities. Any notice given by mail other than registered or certified mail shall be deemed given only if received by the other party, and then on the date of receipt. Each party may, by written notice to the other in the manner aforesaid, change the address to which notices addressed to it shall thereafter be mailed.

        13.11 ATTORNEY'S FEES: In the event any party shall bring any action, arbitration proceeding or legal proceeding alleging a breach of any provision of this Lease, to recover rent, to terminate this Lease, or to enforce, protect, determine or establish any term or covenant of this Lease or rights or duties hereunder of either party, the prevailing party shall be entitled to recover from the non-prevailing party as a part of such action or proceeding, or in a separate action for that purpose brought within one year from the determination of such proceeding, reasonable attorney's fees, expert witness fees, court costs and other reasonable expenses incurred by the prevailing party. In the event that Landlord shall be required to retain counsel to enforce any provision of this Lease, and if Tenant shall thereafter cure (or desire to cure) such default, Landlord shall be conclusively deemed the prevailing party and Tenant shall pay to Landlord all attorneys' fees, expert witness fees, court costs and other reasonable expenses so incurred by Landlord promptly upon demand provided that Landlord has first notified Tenant in writing that Landlord was retaining counsel in connection which are recoverable by Landlord from Tenant pursuant to this Lease. Landlord may enforce this provision by either (i) requiring Tenant to pay such fees and costs as a condition to curing its default or (ii) bringing a separate action to enforce such payment, it being agreed by and between Landlord and Tenant that Tenant's failure to pay such fees and costs upon demand shall constitute a breach of this Lease in the same manner as a failure by Tenant to pay the Base Monthly Rent, giving Landlord the same rights and remedies as if Tenant failed to pay the Base Monthly Rent.

        13.12 DEFINITIONS: Any term that is given a special meaning by any provision in this Lease shall, unless otherwise specifically stated, have such meaning whenever used in this Lease or in any Addenda or amendment hereto. In addition to the terms defined in Article 1, the following terms shall have the following meanings: See Addendum Paragraph 13.12

        A. REAL PROPERTY TAXES: The term "Real Property Tax" or "Real Property Taxes" shall each mean (i) all taxes, assessments, levies and other charges of any kind or nature whatsoever, general and special, foreseen and unforeseen (including all installments of principal and interest required to pay any general or special assessments for public improvements and any increases resulting from reassessments caused by any change in ownership or new construction), now or hereafter imposed by any governmental or quasi-governmental authority or special district having the direct or indirect power or tax or levy assessments, which are levied or assessed for whatever reason against the Project or any portion thereof, or Landlord's interest herein, or the fixtures, equipment and other property of Landlord that is an integral part of the Project and located thereon, or Landlord's business of owning, leasing or managing the Project or the gross receipts, income or rentals from the Project; (ii) all charges, levies or fees imposed by any governmental authority against Landlord by reason of or based upon the use of or number of parking spaces within the Project, the amount of public services or public utilities used or consumed (e.g. water, gas, electricity, sewage or surface water disposal) at the Project, the number of persons employed by tenants of the Project, the size (whether measured in area, volume, number of tenants or whatever) or the value of the Project, or the type of use or uses conducted within the Project; and (iii) all costs and fees (including attorneys' fees) incurred by Landlord in contesting any Real Property Tax and in negotiating with public authorities as to any Real Property Tax provided Tenant approves in advance in writing the cost of such contest. If, at any time during the Lease Term, the taxation or assessment of the Project prevailing as of the Effective Date of this Lease shall be altered so that in lieu of or in addition to any Real Property Tax described above there shall be levied, assessed or imposed (whether by reason of a change in the method of taxation or assessment, creation of a new tax or charge, or any other cause) an alternate, substitute, or additional tax or charge (i) on the value, size, use or occupancy of the Project or Landlord's interest therein or (ii) on or measured by the gross receipts, income or rentals from the Project, or on Landlord's business of owning, leasing or managing the Project or (iii) computed in any manner with respect to the operation of the Project, then any such tax or charge, however designated, shall be included within the meaning of the terms "Real Property Tax" or "Real Property Taxes" for purposes of this Lease. If any Real Property Tax is partly based upon property or rents unrelated to the Project, then only that part of such Real Property Tax that is fairly allocable to the Project shall be included within the meaning of the terms "Real Property Tax" or "Real Property Taxes." Notwithstanding the foregoing, the terms "Real Property Tax" or "Real Property Taxes" shall not include estate, inheritance, transfer, gift or franchise taxes of Landlord or the federal or state income tax imposed on Landlord's income from all sources.

See Addendum Paragraph 13.12A

        B. LANDLORD'S INSURANCE COSTS: The term "Landlord's Insurance Costs" shall mean the costs to Landlord to carry and maintain the policies of fire and property damage insurance for the Building and the Property and general liability insurance required, or permitted, to be carried by Landlord pursuant to Article 9, together with any deductible amounts paid by Landlord upon the occurrence of any insured casualty or loss, which are recoverable by Landlord from Tenant pursuant to this Lease.

See Addendum Paragraph 13.12B

        C. PROPERTY MAINTENANCE COSTS: The term "Property Maintenance Costs" shall mean all costs and expenses (except Landlord's Insurance Costs and Real Property Taxes) paid or incurred by Landlord in protecting, operating, maintaining, repairing and preserving the Property and all parts thereof, including without limitation, (i) professional management fees equal to three percent of the Base Monthly Rent payable by Tenant hereunder, (ii) the amortizing portion of any costs incurred by Landlord in the making of any modifications, alterations or improvements required by any governmental authority as set forth in Article 6, which are so amortized during the Lease Term, and (iii) such other costs as may be paid or incurred with respect to operating, maintaining and preserving the Property, such as repairing and resurfacing the exterior surfaces of the buildings (including roofs), repairing and resurfacing paved areas, repairing structural parts of the buildings, and replacing, when necessary, electrical, plumbing, heating, ventilating and air conditioning systems serving the buildings.

See Addendum Paragraph 13.12C

        D. READY FOR OCCUPANCY: The term "Ready for Occupancy" shall mean the date upon which (i) the Leased Premises are available for Tenant's occupancy in a broom clean condition and (ii) the improvements, if any, to be made to the Leased Premises by Landlord as a condition to Tenant's obligation to accept possession of the Leased Premises have been substantially completed and the appropriate governmental building department (i.e. the City building department, if the Property is located within a City, or otherwise the County building department) shall have approved the construction of the improvements as complete or is willing to so approve the construction of the improvements as complete subject only to compliance with specified conditions which are the responsibility of Tenant to satisfy or is willing to allow Tenant to occupy subject to its receiving assurances that specified work will be completed.

        E. PROPERTY OPERATING EXPENSES: The term "Property Operating Expenses" shall mean and include the all Real Property Taxes, plus all Landlord's Insurance Costs, plus the all Property Maintenance Costs.

        F. LAW: The term "Law" shall mean any judicial decision and any statute, constitution, ordinance, resolution, regulation, rule, administrative order, or other requirement of any municipal, county, state, federal, or other governmental agency or authority having jurisdiction over the parties to this Lease, the Leased Premises, the Building or the Property, or any of them in effect either at the Effective Date of this Lease or at any time during the Lease Term, including, without limitation, any regulation, order, or policy of any quasi-official entity or body (e.g. a board of fire examiners or a public utility or special district).

        G. LENDER: The term "Lender" shall mean the holder of any Note or other evidence of indebtedness secured by the Property or any portion thereof.

     II. PRIVATE RESTRICTIONS: The term "Private Restrictions" shall mean all recorded convenants, conditions and restrictions, private agreements, easements, and any other recorded instruments affecting the use of the Property, as they may exist from time to time.

      I. RENT: The term "rent" shall mean collectively Base Monthly Rent and all Additional Rent.

     13.13 GENERAL WAIVERS: One party's consent to or approval of any act by the other party requiring the first party's consent or approval shall not be deemed to waive or render unnecessary the first party's consent to or approval of any subsequent similar act by the other party. No waiver of any provision hereof or any breach of any provision hereof shall be effective unless in writing and signed by the waiving party. The receipt by Landlord of any rent or payment with or without knowledge of the breach of any other provision hereof shall not be deemed a waiver of any such breach. No waiver of any provision of this Lease shall be deemed a continuing waiver unless such waiver ??????????? states so in writing and is signed by both Landlord and Tenant. No delay or omission in the exercise of any rent or remedy accruing to either party upon any breach by the other party under this Lease shall impair such right or remedy or be construed as a waiver or any such breach theretofore or thereafter occurring. The waiver by either party of any breach of any provision of this Lease shall not be deemed to be a waiver of any subsequent breach of the same or any other provisions herein contained.

13.14 MISCELLANEOUS: Should any provision of this Lease prove to be invalid or illegal, such invalidity or illegality shall in no way affect, impair or invalidate any other provision thereof, and such remaining provisions shall remain in full force and effect. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor. Any copy of this Lease which is executed by the parties shall be deemed an original for all purposes. This Lease shall, subject to the provisions regarding assignment, apply to and bind the respective heirs, successors, executors, adminstrators and assigns of Landlord and Tenant. The term "party" shall mean Landlord or Tenant as the context implies. If Tenant consists of more than one person or entity, then all members of Tenant shall be jointly and severally liable hereunder. This Lease shall be construed and enforced in accordance with the Laws of the State in which the Leased Premises are located. The language in all parts of this Lease shall in all cases be constructed as a whole according to its fair meaning, and not strictly for or against either Landlord or Tenant. The captions used in this Lease are for convenience only and shall not be considered in the construction or interpretation of any provision hereof. When the contenxt of this Lease requires, the neuter gender includes the masculine, the feminine, a partnership or corporation or joint venture, and the singular incudes the plural. The terms "must", "shall", "will", and "agree" are mandatory. The term "may" is permissive. When a party is required to do something by this Lease, it shall do so at its sole cost and expense without right of reimbursement from the other party unless specific provision is made therefore. Where Tenant is obligated not to perform any act or is not permitted to perform any act. Tenant is also obligated to restrain any others reasonably within its control, including agents, invites, contractors, subcontractors and employees, from performing said act. Landlord shall not become or be deemed a partner or a joint venturer with Tenant by reason of any of the provisions of this Lease.


                                  ARTICLE 14
                             CORPORATE AUTHORITY.
                         BROKERS AND ENTIRE AGREEMENT


     14.1 CORPORATE AUTHORITY: If Tenant is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that Tenant is validly formed and duly authorized and existing, that Tenant is qualified to do business in the State in which the Leased Premises are located, that Tenant has the full right and legal authority to enter into this Lease, that he is duly authorized to execute and deliver this Lease on behalf of Tenant in accordance with the bylaws and/or a board of directors' resolution of Tenant, and that this Lease is binding upon Tenant in accordance with its terms. Tenant shall, within thirty days after execution of this Lease, deliver to Landlord a certified copy of the resolution of its board of directors authorizing or ratifying the execution of this Lease, and if Tenant fails to do so, Landlord at its sole election may elect to (i) extend the Intended Commencement Date by such number of days that Tenant shall have delayed in so delivering such corporate resolution to Landlord or (ii) terminate this Lease.

     14.2 BROKERAGE COMMISSIONS: Tenant warrants that it has not had any dealings with any real estate broker(s), leasing agent(s), finder(s) or salesmen, other than the Brokers (as named in Article 1) with respect to the lease by it of the Leased Premises pursuant to this Lease, and that it will indemnify, defend with competent counsel, and hold Landlord harmless from any liability for the payment of any real estate brokerage commissions, leasing commissions or finder's fees claimed by any other real estate broker(s), leasing agent(s), finder(s), or salesmen to be earned or due and payable by reason of Tenant's agreement or promise (implied or otherwise) to pay (or to have Landlord pay) such a commission or finder's fee by reason of its leasing the Leased Premises pursuant to this Lease.

     14.3 ENTIRE AGREEMENT: This Lease, the Exhibits (as described in
Article 1) and the Addenda (as described in Article 1), which Exhibits and Addenda are by this reference incorporated herein, constitute the entire agreement between the parties, and there are no other agreements, understandings or representations between the parties relating to the lease by Landlord of the Leased Premises to Tenant, except as expressed herein. No subsequent changes, modifications or additions to this Lease shall be binding upon the parties unless in writing and signed by both Landlord and Tenant.


14.4 LANDLORD'S REPRESENTATION: Tenant acknowledges that neither Landlord nor any of its agents made any representations or warranties respecting the Project, the Building or the Leased Premises, upon which Tenant relied in entering into this Lease, which are not expressly set forth in this Lease. Tenant further acknowledges that neither Landlord nor any of its agents made any representations as to (i) whether the Leased Premises may be used for Tenant's intended use under existing Law, or (ii) the suitability of the Leased Premises for the conduct of Tenant's business, or (iii) the exact square footage of the Leased Premises, and that Tenant relied soley upon its own investigations respecting said matters. Tenant expressly waives any and all claims for damage by reason of any statement, representation, warranty, promise or other agreement of Landlord or Landlord's agent(s), if any, not contained in this Lease or in any Addenda hereto.

        IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the respective dates below set forth with the intent to be legally bound thereby as of the Effective Date of this Lease first above set forth.

                                AS LANDLORD:  Renco Bayside Investors
Dated:  2/17/94                               A California Limited Partnership
                                              By Renco Properties IX
                                              Its General Partner
                                              By Renco Properties, Inc.
                                              A California Corporation
                                              General Partner

                                                  By: /s/
                                                      ______________________

                                                  Title: ___________________

                                                  By: /s/
                                                      ______________________

                                                  Title: ___________________

                                              By: __________________________
                                                      General Partner



Dated:  2/16/94                  AS TENANT:

                                              Sigma Designs, Inc.
                                              A California Corporation

                                                  By: /s/
                                                      ______________________

                                                  Title: ___________________


                                                  By: ______________________

                                                  Title: ___________________



        If Tenant is a CORPORATION, the authorized officers must sign on behalf of the corporation and indicate the capacity in which they are signing. This Lease must be executed by the chairman of the board, president or vice-president, and the secretary, assistant secretary, the chief financial officer or assistant treasurer, unless the bylaws or a resolution of the board of directors shall otherwise provide, in which event a certified copy of the bylaws or a certified copy of the resolution, as the case may be, must be attached to this Lease.

                            FIRST ADDENDUM TO LEASE

THIS FIRST ADDENDUM TO LEASE ("Addendum") dated for reference purposes as of February 16, 1994, is made to that Industrial Space Lease dated as of February 16, 1994, (the "Lease") by and between Sigma Designs, Inc., a California Corporation as ("Tenant"), and Renco Bayside Investors, a California limited partnership as ("Landlord"), for the lease of approximately 50,628 square feet of space located at 46501 Landing Parkway in Fremont, California (the "Leased Premises"). The parties hereto agree that the Lease is amended, changed and modified by the following provisions, which are hereby added to the Lease:

Unless otherwise expressly provided herein, all terms which are given a special definition by the Lease that are used herein are intended to be used with the definition given to them by the Lease. The provisions of the Lease shall remain in full force and effect except as specifically amended hereby. In the event of any inconsistency between the Lease and this Addendum, the terms of this Addendum shall prevail.

1) Additional Documents: Attached hereto and incorporated herein by this reference are two documents titled i) "Inserts To Lease, Between Sigma Designs and Renco" and ii) "Lease Addendum, Building". These two documents constitute a part of this Addendum.

2.4 Delivery of Possession: Landlord shall tender possession of the Premises to Tenant no later than April 20, 1994. In the event that Landlord fails to tender possession by April 20, 1994, this Lease shall be voidable at the election of Tenant by Tenant's providing Landlord with written notice of such election by May 31, 1994. In the event Landlord tenders possession of the Premises to Tenant prior to the date Tenant delivers notice of cancellation to Landlord, or should Tenant not deliver notice of cancellation to Landlord by May 31, 1994, Tenant may not exercise its right to void the Lease.

2.5 Acceptance of Possession: Notwithstanding anything to the contrary in the Lease form, Landlord shall deliver the Premises to Tenant, broom clean, free of prior occupants and the personal property of prior occupants, with the walls clean and any pre existing damage or holes patched and painted, with the electrical, plumbing and mechanical systems in good working order, but otherwise in the Premises' condition "AS IS" as of February 1, 1994.

     Landlord shall pay the cost of construction of interior improvements and/or remodeling or renovation costs in an amount not to exceed One Hundred One Thousand Two Hundred Fifty Six Dollars ($101,256.00) ("the Allowance"). The work of construction and/or remodeling shall be performed by Tenant and its contractors under the supervision and responsibility of Tenant. Prior to the start of construction and as a condition for payment of any amounts to Tenant, Landlord shall receive copies of Tenant's plans for the work. Plans for the work shall be prepared by the architectural firm of L.R.S. Associates. No work shall commence unless and until Landlord approves the work, said approval not to be unreasonably withheld. Landlord shall also have the right to reasonably approve all contractors performing work in the Premises and all materials used or installed in the Premises. Landlord shall advance funds only for work approved by Landlord which work Landlord has inspected and finds of acceptable quality in its reasonable opinion. Prior to commencing any work Tenant shall provide Landlord with the names of all contractors and subcontractors, evidence of proper liability and workers compensation insurance, and copies of required governmental approvals.

     Landlord requires that Tenant pay the cost of the work and provide Landlord with verification of payment prior to obtaining reimbursement from Landlord. As a condition to final payment for all work to be paid for by Landlord, Tenant shall provide Landlord with evidence that all work has been installed in a good and workmanlike manner with a quality no less than improvements existing in the Premises as of February 1, 1994, and that Tenant has obtained all required governmental approvals and inspections for the work. Tenant shall also provide to Landlord a reproducible copy of plans for the work, and verification that all work done on the premises whether paid for by Landlord or by others has been completed and paid for and that there are no claims by third parties for payment of any work performed in or about the Premises.

     2.7 Early Occupancy: Tenant may enter the portion of the premises identified as containing 18,990 square feet on Exhibit B at any time following March 1, 1994 for the purpose of installing its improvements, fixtures and/or personal property. From the date of Tenant's entry through March 31, 1994, Tenant shall not be obligated to pay Base Monthly Rent of Additional Rent.

IN WITNESS WHEREOF, Landlord and Tenant have executed this First Addendum To Lease with the intent to be legally bound thereby, to be effective as of the date the second party signs this First Addendum To Lease.

AS LANDLORD:                                 AS TENANT:
Renco Bayside Investors                      Sigma Designs, Inc.
A California limited partnership             a California corporation
By: Renco Properties IX
a California general partnership
its general partner
    By: Renco Properties, Inc.
    a California Corporation
    a general partner

By: /S/                                      By: /S/
    ----------------------------                 ----------------------------
Title:                                       Title: CFO
       -------------------------                    -------------------------
By: /S/                                      By: /S/
    ----------------------------                 ----------------------------
Title: Executive Vice President              Title:
       -------------------------                    -------------------------
By: /S/
    ----------------------------

Title: General Partner

Dated: February 12, 1994                     Dated: February 16, 1994
                --                                           --


                            CROSS DEFAULT AGREEMENT

THIS CROSS DEFAULT AGREEMENT ("Agreement") dated for reference purposes as of February 16, 1994, is entered into by and between Sigma Designs, Inc., a California Corporation ("Tenant"), Renco Bayside Investors, a California limited partnership ("Renco Bayside"), and Renco Equities IV, a California general partnership ("Renco Equities IV"). Renco Investment Company, a California general partnership as predecessor of Renco Equities IV and Tenant entered into a lease dated as of October 31, 1990 for the lease of approximately 122,092 square feet of space located at 47901 Bayside Parkway in Fremont, California (the "Renco 22 Lease"). Renco Bayside Investors and Tenant entered into a lease dated as of the date of this Agreement for the lease of approximately 50,628 square feet of space located at 46501 Landing Parkway in Fremont, California (the "Renco 41 Lease"). Tenant has subleased the Renco 22 Premises to Media Vision Technologies, Inc.

Renco Bayside, Renco Equities IV, and Tenant, hereby agree that a default by Tenant as defined in Article 12 titled "Defaults and Remedies" under either of such leases shall be considered to be a default by Tenant under both leases. In the event of a default by Tenant under either lease, Renco Bayside and/or Renco Equities IV may each independently or jointly pursue the remedies permitted by law or pursuant to the terms of either lease or both leases as if Tenant had defaulted under either or both of such leases. The provisions of this Agreement are for the Benefit of Renco Bayside and Renco Equities IV and either Renco Bayside or Renco Equities IV may elect in its sole discretion to apply the terms of this Agreement in any manor permitted.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Cross Default Agreement with the intent to be legally bound thereby, to be effective as of the date the second party signs this Cross Default Agreement.

AS RENCO BAYSIDE:                       AS TENANT:
Renco Bayside Investors                 Sigma Designs, Inc.
a California limited partnership        a California corporation
By: Renco Properties IX
a California general partnership        By: /s/
its general partner                         -----------------------------------
    By: Renco Properties, Inc.          Title: CFO
    a California Corporation                   --------------------------------
    a general partner                   By:
                                            -----------------------------------
By: /s/                                 Title:
    -------------------------------            --------------------------------
Title:                                  Dated: February 16, 1994
       ----------------------------                     --
By: /s/                                 AS RENCO EQUITIES IV
    -------------------------------     Renco Equities IV
Title: Executive Vice President         a California general partnership
       ----------------------------
By: /s/                                 By:
    -------------------------------         -----------------------------------

Title: General Partner                  Title: General Partner

                                        By: /s/
                                            -----------------------------------

                                        Title: General Partner

Dated: February 17, 1994                Dated: February 17, 1994
                --                                      --

                                INSERTS TO LEASE
              BETWEEN SIGMA DESIGNS INC. AND RENCO


INSERT 1: fifty percent (50%) of all excess rentals and assignment consideration ( as defined in Section 7.5)

INSERT 2: , excluding the obligation to make alterations or improvements not related to Tenant's particular use of the Leased Premises, but subject to Tenant's obligation to reimburse Landlord for the amortized cost of improvements required to comply with laws not in effect on the Lease Commencement Date as a Property Operation Cost with interest at Prime Plus Two in the manner set forth in paragraph 6.3 of the Lease.

INSERT 3: Tenant shall have no obligation to accept possession of the Premises prior to the Intended Commencement Date.

INSERT 4: , other than Landlord's failure to commence construction or diligently pursue it to completion to the extent it is within Landlord's control,

INSERT 5: other than as a result of Landlord's failure to commence construction or diligently pursue it to completion to the extent it is within the Landlord's control,

INSERT 6: , provided the same shall not unreasonably interfere with Tenant's use of the Leased Premises or Property.

INSERT 7:  [INTENTIONALLY DELETED]

INSERT 8: Tenant may remove its trade fixtures, alterations and leasehold improvements constructed by Tenant at its expense.

INSERT 9: interest at a rate equal to that rate quoted by Wells Fargo Bank, N.T. & S.A. from time to time as its prime rate plus two percent (2%) (Prime Plus Two")

INSERT 10: Notwithstanding anything in this Lease to the contrary, Tenant shall not be responsible for correcting any violations of laws or Private Restrictions existing as of the Lease Commencement Date.

INSERT 11: arising out of any work performed, materials furnished, or obligations incurred by Tenant, its agents, employees or contractors

INSERT 12: , which consent by Landlord shall not be unreasonably withheld or delayed.

INSERT 13: or in the case of a sublease, to agree to comply with the terms of the Lease to the extent applicable to the space being sublet.

INSERT 14: provided that such insurance is commonly carried by owners of property similarly situated and operating under similar circumstances, and the cost thereof is customarily paid by tenants pursuant to "triple net" leases.

INSERT 15: would typically be covered by a standard form of full replacement value "all risk" policy of casualty insurance

INSERT 16: The parties shall obtain an appropriate endorsement or agreement from their respective insurers to evidence such waiver of subrogation. If such insurance policy cannot be obtained with such waiver of subrogation, or if such waiver of subrogation is only available at additional cost and the party for whose benefit the waiver is not obtained does not agree to pay such additional cost, then the party obtaining such insurance shall immediately notify the other party of that fact. Subject to the foregoing advance notice requirement, the party obtaining the insurance shall thereafter be relieved of the responsibility to obtain the foregoing waiver of subrogation for the benefit of the other party.

INSERT 17: The determination of Landlord's property and Tenant's property shall be made pursuant to paragraph 6.2.

INSERT 18: or (v) for the value of any leasehold improvements installed by Tenant at its cost that Tenant could remove pursuant to paragraph 6.2.

INSERT 19: C. The remedies afforded to Tenant in this Section 12.3 are in addition to any and all remedies afforded Tenant at law or in equity.

                                 LEASE ADDENDUM
                                    BUILDING


2.1 Demise of Leased Premises: Notwithstanding anything to the contrary in the Lease Form:

       A. Tenant's compliance with Laws concerning Hazardous Materials, whether governing the use of the Leased Premises or the Property or not, shall be governing solely and exclusively by paragraph 16 of this Addendum.

       B. Tenant shall have no obligation to comply with any modifications to, or new Private Restrictions or rules and regulations established by Landlord if compliance with the same would unreasonably interfere with Tenant's use of the Leased Premises or the Property or increase Tenant's costs. Notwithstanding the foregoing, Landlord shall have the right to reasonably amend the Adjoining Landowner's Agreement (Landscape) and Adjoining Landowner's Agreement (Drainage) so as to equitably allocate the costs of maintenance of common landscape and drainage improvements amongst all of the owners (and tenants) of the property subject to said Agreements, even if such amendment increases Tenant's costs hereunder provided: (i) such amendments are reasonably and nondiscriminatorily applied and based upon square footage or other equitable allocation; and (ii) any costs payable by Tenant shall be subject to the terms and conditions of this Lease.

2.4 Delivery of Possession: Notwithstanding anything to the contrary in the Lease Form, in addition to Tenant's rights and remedies contained in paragraph 2.4, if Landlord has not delivered possession of the Leased Premises to Tenant in the agreed to condition and Ready for Occupancy on or before that date that is eighteen (18) months after the Intended Commencement Date for any reason (including Force Majeure delays), Tenant shall have the right to terminate this Lease by delivery of a written notice to Landlord.

Lease Addendum
Building 22
Page 2


2.6 Surrender of Possession: Notwithstanding anything to the contrary in the Lease Form:

       A. Tenant shall have the right to remove all trade fixtures and any leasehold improvements installed at Tenant's expense (together the "Tenant's Property"), so long as Tenant repairs all damage caused by the installation thereof and returns the Leased Premises to substantially the condition existing prior to the installation of such Tenant's Property. At the expiration or sooner termination of the Lease Term, all Tenant's Property which Tenant does not elect to remove shall be surrendered to Landlord as a part of the Leased Premises and shall then become Landlord's Property, and Landlord shall have no obligation to reimburse Tenant for all or any portion of the value or cost thereof. If Landlord so requires, at the expiration or earlier termination of the Lease Term, Tenant shall remove any Tenant's Property designated for removal by Landlord and shall restore the Leased Premises to the condition existing prior to the installation of such Tenant's Property, ordinary wear and tear excepted.

       B. Tenant's obligation to surrender the Leased Premises shall be fulfilled if Tenant surrenders possession of the Leased Premises in the condition existing at the Lease Commencement Date, ordinary wear and tear, acts of God, casualties, condemnation, Hazardous Materials (other than those made the responsibility of Tenant under paragraph 16 hereof), and leasehold improvements which Landlord states may be surrendered at the termination of the Lease, excepted.

3.2    Additional Rent:  Notwithstanding to the contrary in the Lease Form:

       A. Tenant shall pay Real Property Taxes (as defined in Article 13 of the Lease Form) no later than ten (10) days before Real Property Taxes become delinquent, and Tenant shall not be required to pay Real Property Taxes prior to such date. However, if Tenant is in default of its obligations to pay Base Monthly Rent for two months in any twelve (12) month period, Landlord reserves the right thereafter, for a period of one year, to require Tenant to pay such Real Property Taxes on a monthly basis in accordance with paragraph 3.2 of the Lease Form.

       B. Tenant shall pay Landlord's Insurance Costs (as defined in Article 13 of the Lease Form) on that date that is the later of (i) ten (10) days before such costs are payable by Landlord; or (ii) ten (10) days after written demand therefor by Landlord. However, if Tenant is in default of its obligations to pay Base Monthly Rent for two months in any twelve (12) month period, Landlord reserves the right thereafter, for a period of one year, to require Tenant to pay such Landlord's insurance Costs on a monthly basis in accordance with paragraph 3.2 of the Lease Form.

3.3 Year End Adjustments: Notwithstanding anything to the contrary in the Lease Form:

       A. Tenant shall have the right, at its expense exercisable upon reasonable prior written notice to Landlord, to audit

Lease Addendum
Building 22
Page 3


Landlord's books and records for Property Operating Expenses provided such audit is conducted during normal business hours and within nine (9) months following the Lease year subject to audit.

       B. Landlord shall pay the reasonable cost of such audit if it is determined that Tenant has been overcharged for Property Operating Expenses by more than five percent (5%) and shall promptly refund the amount of such overpayment to Tenant.

3.4 Late Charge and Interest on Rent in Default: Notwithstanding anything to the contrary in the Lease Form:

       A. No late charge shall become due and payable until Tenant has received written notice that a payment of Base Monthly Rent or Additional Rent is delinquent and Tenant fails to pay such delinquent amount within six (6) days after receipt of Landlord's written notice, provided that, after Landlord provides Tenant with one (1) such delinquency notice in any one calendar year, for the remainder of such calendar year, late charges shall be due and payable after the applicable six (6)-day grace period described in Section 3.4 of the Lease Form without the requirement that Landlord first deliver a delinquency notice to Tenant.

       B.  Interest on delinquent rent payments shall not commence until ten
(10) days after Tenant's receipt of Landlord's written notice that rent has not been paid.

4.1 Permitted Use: Notwithstanding anything to the contrary in the Lease Form, Tenant shall not be required to continuously and without interruption occupy or use the Leased Premises, and Tenant may vacate the Leased Premises so long as it provides notice to Landlord and safeguards the Leased Premises in a manner reasonably satisfactory to Landlord and Landlord's insurance carrier.

4.2 General Limitations on Use: The provisions of Section 4.2 of the Lease Form shall not prohibit Tenant's installation of equipment within the Leased Premises.

4.6 Signs: Notwithstanding anything to the contrary in the Lease Form, Tenant shall be entitled to install signage at the Property desired by Tenant, provided that such signage complies with all laws (as defined in paragraph 2.5 of this Addendum) and Private Restrictions (including the covenants, conditions and restrictions affecting the Property). Landlord's approval of Tenant's business name signage shall not be unreasonably withheld.

4.7 Compliance with Laws and Private Restrictions: Notwithstanding anything to the contrary in the Lease Form:

       A. Landlord, at its sole cost and expense, shall remain liable for the correction of any violations of Laws (as defined in paragraph 2.5 of this Addendum) or Private Restrictions which existed as of the Leased Commencement Date.

       B. Tenant's compliance with Laws governing the use and disposal of Hazardous Materials and Tenant's obligation to defend Landlord with competent counsel, indemnify and hold Landlord harmless from any claims, damages or liabilities resulting from Tenant's failure to do so shall be governed solely and exclusively by paragraph 16 of this Addendum.

       C. Tenant shall have no obligation to comply with any modifications to, or new Private Restrictions or rules and regulations established by Landlord if compliance with the same would unreasonably interfere with Tenant's use of the Leased Premises or

Lease Addendum
Building 22
Page 4


the Property or increase Tenant's costs. Notwithstanding the foregoing, Landlord shall have the right to reasonably amend the Adjoining Landowner's Agreement (Landscape) and Adjoining Landowner's Agreement (Drainage) so as to equitably allocate the costs of maintenance of common landscape and drainage improvements amongst all of the owners (and tenants) of the property subject to said Agreements, even if such amendment increases Tenant's costs hereunder provided: (i) such amendments are reasonably and nondiscriminatorily applied and based upon square footage or other equitable allocation; and (ii) any costs payable by Tenant shall be subject to the terms and conditions of this Lease.

       D. Tenant shall not be required to construct modifications, alterations, or improvements required to comply with Laws, Private Restrictions or insurance underwriters' requirements not necessitated by Tenant's particular use of the Property, and Landlord shall perform and construct such improvements and such costs shall be amortized in accordance with paragraph 6.3 of the Lease Form. Tenant shall pay the amortized cost of modifications, alterations or improvements not necessitated by Tenant's particular use that are required to be constructed by Landlord by any governmental authority plus interest at Prime Plus Two as a Property Maintenance Cost, provided (i) such costs are amortized over the useful life of the item in accordance with paragraph 6.3 of the Lease Form; and (ii) that any such requirement is not necessitated by the failure of the Leased Premises or the Property to comply with Laws as of the Lease Commencement Date.

4.8 Compliance with Insurance Requirements: Notwithstanding anything to the contrary in the Lease Form, Tenant shall be permitted to conduct any activities or keep, store or use any item or thing within the Leased Premises, the Building, the Outside Areas or the Property which is reasonably necessary to Tenant's business even if it causes an increase in the rates charged for coverage afforded under any insurance policies required or permitted to be carried by Landlord, so long as Tenant is willing to pay any increase in insurance rates so caused and such activities do not constitute an unreasonable danger to the Leased Premises or any part thereof or otherwise materially interfere with Landlord's ability to obtain insurance for the Leased Premises and Landlord's other buildings, and Tenant furnishes reasonable evidence thereof to Landlord. Landlord shall have the right to disapprove any activity that increases the rates charged for coverage afforded under any insurance policies required or permitted to be carried by Landlord if such activities constitute an unreasonable danger to the Leased Premises or the Property, to be determined in Landlord's reasonable discretion. If Tenant's activities cause an increase in insurance rates for Landlord's other buildings, Tenant shall pay the entire amount of such increase to the extent caused solely by Tenant's activities.

4.9 Landlord's Right to Enter: Notwithstanding anything to the contrary in the Lease Form, Landlord shall enter the Leased Premises only in a manner which will not unreasonably interfere with Tenant's use of the Leased Premises.

4.12 Environmental Protection: Notwithstanding anything to the contrary in the Lease Form, Landlord may voluntarily cooperate in reducing actual or potential environmental damage so long as such cooperation does not unreasonably interfere with Tenant's use of the Leased Premises or increase Tenant's costs.

5.1 Repair and Maintenance: Notwithstanding anything to the contrary in the Lease Form:

Lease Addendum
Building 22
Page 5


       A. Tenant shall not be required to perform or to reimburse Landlord for any costs or expenses associated with the following repairs, maintenance or replacements:

           1. Repairs, maintenance or replacements which are necessitated by the acts or omissions of Landlord, its agents or employees;

           2. Repairs, maintenance or replacements which are required as a consequence of any violation of Law (as defined in paragraph 2.5 of this Addendum) or Private Restrictions or, subject to paragraph 2.5 of this Addendum, any construction defect in the Property existing as of the Lease Commencement Date;

           3. Repairs, maintenance or replacements occasioned by any casualty or Act of God, excepting only deductibles under Landlord's "all risk" policy provided such deductibles do not exceed Twenty Thousand Dollars ($20,000.00) per occurrence and provided further that the casualty or damage was not caused by the acts or omissions of Landlord or Landlord's employees, agents or contractors. Further, Tenant's obligation to pay deductibles under Landlord's "all risk" policy shall not include any obligation to pay flood or earthquake insurance deductibles, which deductible amounts are addressed in paragraph
9.2.B of this Addendum; or

           4. Repairs, maintenance or replacements when (i) the cost of any single item exceeds $25,000, (ii) has a useful life of not less than five (5) years, and (iii) would be defined as a capital expenditure under generally accepted accounting principles, except as provided in this paragraph 5.1.A(4). Landlord shall pay the initial cost of such repair, maintenance or replacement and Tenant shall reimburse to Landlord in equal monthly installments a portion of such cost determined by dividing the cost of such improvement by the number of months in the useful life of such improvement. Tenant shall pay such amortization on a monthly basis together with interest at Prime Plus Two. Such payments shall continue until the earlier of the date Tenant ceases to occupy the Leased Premises or the end of the useful life of such improvement. If the cost of any repair, maintenance or replacement which would otherwise be subject to amortization pursuant to this paragraph 5.1.A(4) is required because of a default by Tenant in its obligations under Article 5 of this Lease, or because of abuse by Tenant of the item which requires repair, maintenance or replacement, then to the extent incurred as a result of such default or abuse, the cost of the item in question shall be reimbursed by Tenant to Landlord promptly upon request.

       B. Capital repairs or any replacements of the structure of the Building (including the foundation, subflooring, load-bearing and exterior walls and structural roof) or the correction of defects in the design or construction of the structural components of the Building.

       C. With respect to all repairs or maintenance undertaken by Landlord, the cost of which is a Property Operating Expense which is to be charged back to Tenant, Landlord shall use reasonable efforts to obtain services and materials at fair market value.

       D. Subject to reimbursement by Tenant in accordance with paragraph 13.12.C of the Lease form, Landlord shall maintain in good condition and repair the parking area of the Property.

5.4 Energy and Resource Consumption: Notwithstanding anything to the contrary in the Lease Form, Landlord shall not reduce energy

Lease Addendum
Building 22
Page 6


or other resource consumption in a manner which unreasonably interferes with Tenant's use of the Leased Premises or the Property, and Tenant shall not be required to cooperate in any reduction of energy which unreasonably interferes with Tenant's use of the Leased Premises or the Property or increases Tenant's costs unless such cooperation by Landlord is required by Law.

5.5 Limitation of Landlord's Liability: Notwithstanding anything to the contrary in the Lease Form, Tenant does not release Landlord from, and Landlord shall be liable for, any loss or liability incurred by Tenant as a result of:
(i) the negligence or misconduct of Landlord, its agents, employees, or contractors; or (ii) a breach of Landlord's obligations or representations under the Lease.

6.1    By Tenant:  Notwithstanding anything to the contrary in of the Lease
Form:

       A. Tenant shall have the right to make interior alterations which cost, in the aggregate, less than $10,000 per Lease year without Landlord's prior consent provided that such alterations do not affect the structural parts of the Building. Tenant shall, however, be required to comply with all then applicable Laws with respect to such improvements and shall deliver to Landlord a copy of plans and specifications for any leasehold improvement made by Tenant to the Leased Premises.

       B. Tenant shall have the right to make modifications, alterations or improvements to the Outside Areas, the exterior of the Building and structural components of the Building only with Landlord's prior written consent, which shall not be unreasonably withheld.

6.2 Ownership of Improvements: Notwithstanding anything to the contrary in the Lease Form, with respect to Tenant's Property (as defined in paragraph 2.6 above), Landlord shall, upon Tenant's request, execute a lien waiver in a form reasonably acceptable to Tenant's lender or equipment lessor, so long as such waiver does not alter the terms of the Lease.

7.1 By Tenant: Notwithstanding anything to the contrary in the Lease Form, Landlord shall not unreasonably withhold or delay its consent to any assignment or sublease.

7.2 Merger or Reorganization: Notwithstanding anything to the contrary in the Lease Form:

       A. Landlord's consent shall not be required for any assignment or sublease: (i) made in connection with a merger, consolidation, or other reorganization of Tenant (provided that in the case where this Lease is assigned to a corporation with whom Tenant is merged or consolidated, the corporation will have a net worth not less than the net worth of Tenant as of the date both parties sign this Lease), (ii) made in connection with a sale of substantially all of the assets of Tenant (provided that in the case where this Lease is assigned to a corporation which purchases all or substantially all of Tenant's assets, the corporation to which this Lease is assigned shall have a net worth not less than the net worth of Tenant as of the date both parties sign this Lease), or (iii) involving any corporation which controls, is controlled by, or is under common control with Tenant. For the purpose of the Lease, if Tenant is a corporation, sale or other transfer of Tenant's capital stock shall not be deemed an assignment, subletting, or any other transfer of the Lease or the Leased Premises. Notwithstanding any provision to the contrary in

Lease Addendum
Building 22
Page 7


Article 7 of the Lease Form, in the case of any transfers made in connection with a merger, consolidation, reorganization, sale of tenant's assets, or involving a corporation which controls, is controlled by, or is under common control with Tenant, Tenant shall not be obligated to pay any assignment consideration or excess rentals to Landlord.

       B. If Tenant or Landlord assigns the Lease as security for a loan, Landlord and Tenant agree to execute such documents as are reasonably requested by the lender and to provide reasonable provisions in the Lease protecting such lender's security interest which are customarily required by institutional lenders making loans secured by a deed of trust or a leasehold mortgage, so long as such provisions do not alter the benefits of Landlord or Tenant or the obligations of Tenant or Landlord under the Lease.

7.4 Conditions to Landlord's Consent: Notwithstanding anything to the contrary in Section 7.4 of the Lease Form, if Tenant is in the process of curing a default under the Lease, the sublease or assignment may become effective following the completion of the cure of such default.

7.5 Assignment Consideration and Excess Rentals Defined: Notwithstanding anything to the contrary in the Lease Form, the following costs shall be deducted from (a) all consideration received by Tenant with respect to an assignment and (b) all consideration in excess of rent due to Landlord under the Lease for the same period with respect to subletting, to determine the meaning of the terms "assignment consideration" or "excess rentals": (i) any commissions paid by Tenant to a licensed real estate broker for arranging such sublease or assignment (not to exceed then standard rates); (ii) reasonable attorneys fees paid by Tenant in connection with the assignment or sublease; and
(iii) the amortized costs of any alterations or restoration necessary for a subtenant or assignee (such costs to be amortized over seven (7) years).

7.7 Good Faith: Notwithstanding the provisions of the Lease Form, if Tenant misallocates consideration that would be the property of Landlord under Article VII of the Lease Form, Landlord shall be entitled to recover that portion of the consideration that would be the property of Landlord together with interest at the rate of Prime Plus Two from the date such misallocated consideration would have been payable by Tenant to Landlord, and Landlord shall not have the right to terminate this Lease if Tenant pays any sums owing to Landlord hereunder within ten (10) days after written demand by Landlord.

8.1 Limitation on Landlord's Liability and Release: Notwithstanding anything to the contrary in the Lease Form, Tenant shall not release Landlord, and Landlord shall remain liable to Tenant for the following: (i) Landlord's liability to repair violations of Law (as defined in paragraph 2.5 of this Addendum) or Private Restrictions in Landlord's work existing as of the Lease Commencement Date; (ii) the negligence or willful misconduct of Landlord or Landlord's employees, agents or contractors or a breach of Landlord's obligations or representations under this Lease; or (iii) liability for Hazardous Materials made the responsibility of Landlord under paragraph 16 of the Lease Form.

8.2 Tenant's Indemnification of Landlord: Notwithstanding anything to the contrary in the Lease Form:

       A. Negligence or Misconduct. Tenant shall not be required to indemnify Landlord with respect to: (i) the negligence or

Lease Addendum
Building 22
Page 8


willful misconduct of Landlord, or its agents, employees, or contractors; (ii) a breach of Landlord's obligations or representations under this Lease; or (iii) the matters set forth in paragraph 8.1 of this Addendum.

       B. Landlord's Indemnification. Landlord shall indemnify, defend, protect and hold harmless Tenant from all damages, liabilities, claims, judgments, actions, attorneys' fees, consultants' fees, costs and expenses arising from the negligence or willful misconduct of Landlord or its employees, agents, or contractors, or a breach of Landlord's obligations or representations under this Lease.

9.2    Landlord's Insurance:

       A. Earthquake and Flood Insurance Premium: Tenant's obligation to pay for the cost of earthquake and flood insurance premiums in any lease year is limited, individually and in the aggregate, to the obligation to pay an amount which is equal to or less than five (5) times the cost of fire insurance premiums for the Leased Premises for that same lease year.

       B.  Uninsured Losses and Earthquake and Flood Insurance Deductibles:
Uninsured losses and earthquake and/or flood insurance deductibles shall be handled in the following matter:

           (i) Tenant shall be obligated to pay, on account of uninsured loss or earthquake and/or flood insurance deductible, no more than One Dollar ($1.00) per square foot of Rentable Area in years one through five inclusive of the Lease Term and no more than Fifty Cents ($.50) per square foot of Rentable Area in the sixth and seventh years of the Lease Term.

           (ii) If Tenant's contribution pursuant to 9.2.B(i) above is not sufficient to cover an uninsured loss or earthquake and/or flood insurance deductible, Landlord shall pay the balance, if any, up to an amount equal to ten percent (10%) of the replacement cost of the Building. In an uninsured loss or earthquake and/or flood insurance deductible exceeds ten percent (10%) of the Building replacement cost, Landlord may terminate the Lease unless Tenant agrees to pay the entire amount which is in excess of ten percent (10%) of the Building replacement cost.

           (iii) If Landlord contributes to payment for an uninsured loss or earthquake and/or flood insurance deductible, such amount shall be repaid and amortized by Tenant over the remaining term of the Lease together with interest at Prime Plus Two, and Tenant shall pay same as Additional Rent. However, Tenant shall in no event be required to pay in any month (i) an amount in excess of the product of Six and One-Half Cents ($0.065) times the Rentable Area of the Building in years one through five inclusive of the Lease Term of (ii) in excess of the product of Seven and 7/10 Cents ($.077) and the Rentable Area of the Building in the sixth and seventh years of the Lease Term (the "Ceiling Amount"). All amortization will terminate on the expiration of Tenant's occupancy of the Building.

           (iv) If the Ceiling Amount is not adequate to amortize Landlord's contribution to an uninsured loss or earthquake and/or flood insurance deductible over the initial Lease Term, and Tenant exercises an option to renew the Lease or otherwise remains in possession of the Premises, Tenant's payment shall continue at the Ceiling Amount during any period of Tenant's occupancy of the Premises until Landlord's contribution is amortized with interest as provided above.

Lease Addendum
Building 22
Page 9


       C. Plate Glass Insurance: Landlord shall, as part of its obligation to obtain "all risk" insurance for the Building, insure damage to the plate glass at the Building. Tenant shall reimburse Landlord for such property insurance in accordance with the terms of the Lease and shall reimburse Landlord for insurance deductibles incurred by Landlord in connection with plate glass damage subject to the limitations set forth in paragraph 5.1.A.3 of this Addendum.

10.3 Landlord's Right to Terminate: Notwithstanding anything to the contrary in the Lease Form:

       A. Subject to subparagraph 9.2.B governing uninsured loss and deductible for loss due to flood and earthquake damage, if more than three (3) years remain of the Lease Term then in effect, Landlord will rebuild the Leased Premises provided that the casualty was caused by either a loss or peril which Landlord was required to insure against under the Lease or a loss or peril which Landlord actually insured against, even if such insurance was not required (an "Insured Loss").

       B. If fewer than three (3) years remain of the Lease term then in effect, Landlord's obligation to rebuild after an Insured Loss shall be governed by the following: (i) if 36-24 months remain of such Lease term, Landlord will rebuild provided that the cost of rebuilding does not exceed an amount equal to 50% of the replacement cost of the Building; (ii) if 23-7 months remain of such Lease term, Landlord will rebuild provided that the cost of rebuilding does not exceed an amount equal to 30% of the replacement cost of the Building; and (iii) if fewer than six (6) months remain of such Lease term, Landlord will rebuild provided that the cost of rebuilding does not exceed an amount equal to 10% of the replacement cost of the Building.

       C. Notwithstanding the above, in the event of an Insured Loss at a time when fewer than three (3) years remain of the Lease term then in effect, Landlord must rebuild following an Insured Loss if Tenant exercises an Option to renew within fifteen (15) days after the date of damage.

       D. In cases of Insured Loss other than as set forth in paragraphs 10.3.A, 10.3.B, or 10.3.C and in subparagraph 9.2.B where Landlord shall be obligated to rebuild, in the event of an Insured Loss, Landlord may elect to terminate this Lease by giving written notice to Tenant of such election on or before that date that is thirty (30) days after the date of the casualty.

11.6 Abatement of Rent: Notwithstanding anything to the contrary in the Lease Form, in the event of a taking of any parking area of, or any driveway access to, the Leased Premises which has a material adverse effect on Tenant's access or parking rights, Landlord or Tenant shall have the right, at either's option, to require Landlord at the sole cost and expense of the party who elects to do so, to convert Outside Area which is located on the property then being used for recreational facilities or landscaped areas to parking area use to the extent necessary to sure the material adverse effect on Tenant's access or parking rights.

12.1 Events of Tenant's Default: Notwithstanding anything to the contrary in the Lease Form, Tenant shall not be in default for any of the reasons specified in Sections (B) and (C) of Section 12.1 unless Tenant has failed to cure a default within (30) days after written notice from Landlord (or such longer period of time if reasonably necessary to cure the default so long as Tenant

Lease Addendum
Building 22
Page 10


begins the cure within such thirty (30) day period and prosecutes it with due diligence.)

13.3 Subordination to Mortgages: Notwithstanding anything to the contrary in the Lease Form, Landlord shall furnish to Tenant within fifteen (15) days after this Lease is executed a recognition and nondisturbance agreement in form reasonably satisfactory to Tenant from all lenders holding a security interest in the Property. This Lease shall not be subject to or subordinate to any ground or underlying lease or to any lien, mortgage, deed of trust, or security interest now or hereafter affecting the Premises, nor shall Tenant be required to execute any documents subordinating this Lease, unless the ground lessor, lender, or other holder of the interest to which the Lease shall be subordinated contemporaneously executes a recognition and nondisturbance agreement which (i) provides that this Lease shall not be terminated so long as Tenant is not in default under this Lease and (ii) recognizes all of Tenant's rights hereunder.

13.6 Estoppel Certificates: Notwithstanding anything to the contrary in the Lease Form, Landlord shall, upon the same terms and conditions applicable to Tenant, give an estoppel certificate to Tenant for the benefit of any lender taking a security interest in the Lease or for the benefit of a purchaser of Tenant's assets.

13.12  Definitions:  Notwithstanding anything to the contrary in the Lease Form:

       A. The term "Property Maintenance Costs" shall not include any of the following:

             (i) The cost to correct violations of Laws or Private Restrictions in work constructed by Landlord as of the Lease Commencement Date;

            (ii) Either (i) the cost of any capital repairs or of any replacements of the structure of the Building, including the foundation, subflooring, load-bearing walls and structural roof; or (ii) the cost to correct defects in design or construction of the structural components of the Building;

           (iii) The cost to correct defects in design or construction of nonstructural components of the Building or structural and nonstructural components of other improvements located on the Property, if such defect is (i) discovered within one (1) year of the Lease Commencement Date or (ii) discovered more than one (1) year after the Lease Commencement Date if such defect is material and could not reasonably have been discovered by Tenant within one (1) year of the Lease Commencement Date:

            (iv) The cost of repairs necessitated by the active negligence or misconduct of Landlord, its agents, employees or contractors;

             (v) The cost of repairs, maintenance or replacements which would be covered by a standard form of full replacement value "all risk" policy of casualty insurance;

            (vi) Any cost or expense related to or incurred in connection with Hazardous Materials unless Landlord incurs such cost or expense as a result of Tenant's failure to comply with its obligations under paragraph 16 of this Addendum and except for the reasonable cost of periodic questionnaires and audits concerning Hazardous Materials at the property in an amount not to exceed One Thousand Dollars ($1,000) in any Lease year (the costs of which

Lease Addendum
Building 22
Page 11


questionnaires and audits up to the One Thousand Dollars ($1,000) per Lease year will be considered Property Maintenance Costs); and

          (vii) Any deductible paid by Landlord under its comprehensive general liability policy.

       B. Any single item of Property Maintenance Cost under subparagraph (C) which exceeds $25,000, is incurred with respect to an item with a useful life not less than five (5) years and would be defined as a capital expenditure under generally accepted accounting principles shall be amortized in accordance with subparagraph 5.1.A.4 of this Addendum.

       C. Real Property Taxes under paragraph 13.12.A of the Lease Form shall be prorated to reflect the beginning and end of the Lease Term. Further, if any assessments levied against the Property are payable in installments, Tenant shall only be required to pay such assessment in installments, even if Landlord elects to pay the assessment in full.

16. Hazardous Materials: Notwithstanding anything to the contrary in the Lease, Landlord and Tenant agree as follows with respect to the existence or use of "Hazardous Materials" (as defined below) on the Leased Premises:

       A. Tenant shall be entitled to cause such inspections, soils and groundwater tests, and other evaluations to be made of the Leased Premises as Tenant deems necessary regarding the presence and use of Hazardous Materials in or about the Leased Premises.

       B. Landlord represents that, to the best of its knowledge, any handling, transportation, storage, treatment or use of Hazardous Materials (as defined below) that has occurred on the property prior to the date of the Lease has not caused any contamination of the Leased Premises and that the property is, to the best of the Landlord's knowledge, presently in compliance with all Laws which relate to Hazardous Materials.

       C. Any handling, transportation, storage, treatment, disposal or use of Hazardous Materials by Tenant in or about the Leased Premises shall strictly comply with all applicable Hazardous Materials Laws.

       D. Tenant shall indemnify, defend upon demand with counsel reasonably acceptable to Landlord, and hold harmless Landlord from and against any and all liabilities, judgments, interest, penalties, fines, monetary sanctions, attorneys' fees, experts' fees and court costs resulting from any claim, demand, order or requirement of any governmental agency with jurisdiction (including any such claim, demand, order or requirement, the satisfaction of which is a pre-condition to the obtaining or maintaining of any building permit) or any claim and any demand brought or threatened by any party other than the parties to this Lease, and reasonably incurred remediation costs, investigation costs and other related expenses (including restoration of the Property resulting from such remediation or investigation) which result from or arise in any manner whatsoever out of the following:

           (i) The use, storage, transportation, treatment, release or disposal of Hazardous Materials on or about the Leased Premises by Tenant, its agents, employees, invitees, or contractors; and

Lease Addendum
Building 22
Page 12

           (ii) The release of Hazardous Materials by a third party other than Landlord or the agents, employees, or contractors of Landlord onto the surface of the Leased Premises after the Lease Commencement Date.

       E. If the use, storage, disposal, or release of Hazardous Materials on the Leased Premises caused by Tenant, its agents, employees, invitees, or contractors or a third party other than Landlord or the agents, employees, or contractors of Landlord onto the surface of the Leased Premises results in contamination or deterioration of water or soil resulting in a level of contamination greater than he levels established as acceptable and requiring remediation by any governmental agency having jurisdiction over such contamination, then Tenant shall promptly take any and all action necessary to remediate such contamination in accordance with and to the extent required by any Law or governmental agency, and upon completion of such remediation, shall demonstrate to Landlord's reasonable satisfaction that such remediation has been completed in accordance with the foregoing.

       F. Tenant shall have no responsibility to Landlord, and Landlord hereby releases and discharges Tenant from any claims or obligations arising from (i) the presence of any Hazardous Materials existing as of the Lease Commencement Date on or about the Leased Premises; (ii) any Hazardous Material migrating from an adjacent or neighboring site onto the Leased Premises; and (iii) any Hazardous Material not made the responsibility of Tenant under subparagraph 16.D or 16.E above. Landlord shall be responsible at its sole cost and expense for complying with any claim, demand, judgment, legal requirement, law, or orders with respect to Hazardous Materials described in this subparagraph 16.F.

       G. As used herein, the term "Hazardous Material means any substance, material or waste which is or becomes regulated by any local governmental authority, the State of California, or the United States Government. The term "Hazardous Materials" includes, without limitation, any material or substance which is (i) defined as a "hazardous waste", "extremely hazardous waste", or "restricted hazardous waste" under Sections 25115, 25117 or 15122.7, or listed pursuant to Section 25140 of the California Health and Safety Code, Division 20, Chapter 6.5 (Hazardous Waste Control Law); (ii) defined as "hazardous substance" under Section 25316 of the California Health and Safety Code, Division 20, chapter 6.8 (Carpenter-Presley-Tanner Hazardous Substances
Account Act); (iii) defined as a "hazardous material", "hazardous substance", or "hazardous waste" under Section 25501 of the California Health and Safety Code, Division 20, Chapter 6.95 (Hazardous Materials Release, Response, Plans and Inventory); (iv) defined as a "hazardous substance" under Section 25281 of the California Health and Safety Code, Division 20, Chapter 6.7 (Underground Storage of Hazardous Substances); (v) petroleum; (vi) asbestos; (vii) listed under Article 9 or defined as "hazardous" or "extremely hazardous" pursuant to
Article II of Title 22 of the California Administrative Code, Division 4, Chapter 20; (viii) designated as a "hazardous substance" pursuant to Section
311 of the Federal Water Pollution Control Act, 33 U.S.C. 1251 et seq. or listed pursuant to Section 307 of the Federal Water Pollution Control Act
(33 U.S.C. 1317); (ix) defined as a "hazardous waste" pursuant to Section
1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq.; (x) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensations, and Liability Act,
42 U.S.C. 9601 et seq.; or (xi) regulated under the Toxic Substances Control Act, 15 U.S.C. 2601 et seq. The Term "Hazardous Materials Laws" shall mean
(i) all the foregoing laws, as amended from time to

Lease Addendum
Building 22
Page 13


time; and (ii) any other federal, state or local law, ordinance, regulation or order regulating Hazardous Materials.

       H. Landlord and Tenant shall each give written notice to the other as soon as reasonably practicable of (i) any communication received from any governmental authority concerning Hazardous Material which relates to the Leased Premises; and (ii) any contamination of the Leased Premises by Hazardous Materials which constitutes a violation of any Hazardous Material Law.

       I. The obligations of Landlord and Tenant under this Section 16 shall survive the expiration or earlier termination of this Lease.

       J. Promptly following written request of Landlord, Tenant shall furnish to Landlord a list identifying all Hazardous Materials, and the respective quantity of each such Hazardous Material, stored in or about the Leased Premises by Tenant.

       K. The rights and obligations of Landlord and Tenant with respect to issues relating to Hazardous Materials are exclusively established by this
Section 16. In the event of any inconsistency between any other part of this Lease and this Section 16, the terms of this Section 16 shall control.

17.    [INTENTIONALLY OMITTED.]

19. Interpretation: In the event of any inconsistency between this First Addendum and the Lease Form, the terms of this First Addendum shall prevail. As used herein, the term "Lease" shall mean the Lease Form, this Addendum and all riders, exhibits, rules, regulations, covenants, conditions and restrictions referred to in the Lease Form or this Addendum.

RENCO 41
BAYSIDE TECHNOLOGY PARK     46501 Landing Parkway, Fremont

Floor Plan

                                   [GRAPH]



Site Plan

                                   [GRAPH]







               EXHIBIT "A" SITE PLAN FOR BUILDING AND PREMISES

                                  EXHIBIT "D"

                              ACCEPTANCE AGREEMENT



       This Acceptance Agreement is made as of ____________, 1991, by and between the parties hereto with regard to that Lease dated October 31, 1990, by and between Renco Investment Company, a California partnership, as Landlord ("Landlord"), and Sigma Designs Inc., a California corporation, as Tenant ("Tenant"), affecting those premises commonly known as Renco 22, located at ___________________________ in the City of Fremont, State of California (the "Premises"). The parties agree as follows:

       1. All improvements required to be constructed by Landlord by the Lease have been completed in accordance with the terms of the Lease and are hereby accepted by Tenant, subject to the completion of punchlist items identified on Exhibit "A" attached hereto.

       2. Possession of the Premises has been delivered to Tenant and Tenant has accepted and taken possession of the Premises.

       3.  The Lease Commencement Date is ____________, 1991.

       4. The Lease Term shall expire on ____________, 19__, unless sooner terminated according to the terms of the Lease or by mutual agreement.

       5.  The Base Monthly Rent due pursuant to the Lease is as follows:

_____________________     thru _____________________     _____________________

_____________________     thru _____________________     _____________________

_____________________     thru _____________________     _____________________

       6.  Landlord has received a Security Deposit in the amount of
________________________________________ Dollars ($           ).

       7.  Landlord has received Prepaid Rent in the amount of _________________
________________________________ Dollars ($           ), which shall be applied
to the first installment(s) of Base Monthly Rent.

       8. The Lease is in full force and effect, neither party is in default of its obligations under the Lease, and Tenant has no setoffs, claims, or defenses to the enforcement of the Lease.

AS LANDLORD:                            AS TENANT:

Renco Investment Company                Sigma Designs, Inc.
a California partnership                a California corporation

By: _________________________           By: _________________________

Title: ______________________           Title: ______________________

By: _________________________           By: _________________________

Title: ______________________           Title: ______________________


Dated: ______________________           Dated: ______________________